Exhibit 10.11
EXECUTION COPY
          PERMANENT WAIVER AND AMENDMENT NO. 2, dated as of August 22, 2008 (this “Permanent Waiver and Amendment”), among CAMBIUM LEARNING, INC., a Delaware corporation and successor to VSS-CAMBIUM MERGER CORP. (“Borrower”), BARCLAYS BANK PLC, as Administrative Agent, and the Required Lenders, in each case listed on the signature pages hereto, to the Credit Agreement dated as of April 12, 2007 (as waived and amended by the Limited Waiver and Amendment (“Amendment No. 1”), dated as of May 20, 2008, such Amendment No. 1 as extended by the letter agreement dated July 15, 2008 (“Letter Agreement”), as further amended, supplemented, amended and restated, extended or otherwise modified from time to time) (the “Credit Agreement”) among Borrower, VSS-CAMBIUM HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), the Subsidiary Guarantors, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), CREDIT SUISSE SECURITIES (USA) LLC, as co-syndication agent (in such capacity, “Co-Syndication Agent”), BNP PARIBAS, as co-syndication agent (in such capacity, “Co-Syndication Agent” and together with the other Co-Syndication Agent, the “Syndication Agents”), TD Securities (USA) LLC, as documentation agent (in such capacity, “Documentation Agent”), and BARCLAYS BANK PLC, as issuing bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
          WHEREAS, at the request of the Loan Parties, the Administrative Agent and the Required Lenders have agreed to make certain amendments to and waive certain defaults by the Borrower of its obligations under the Credit Agreement, but only on the terms and conditions set forth in this Permanent Waiver and Amendment.
          NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
          Section 1. Waivers. Subject to the satisfaction of the conditions set forth in Section 4 of this Permanent Waiver and Amendment, with respect to any Defaults or Events of Default set forth on Schedule I hereto (the “Schedule I Defaults”), the Required Lenders hereby waive such Schedule I Defaults; provided that if Borrower has not complied in all material respects with the covenant set forth in Section 5(f) hereto, all waivers hereby shall be immediately rescinded and the Schedule I Defaults shall be immediately reinstated with full force and effect. Notwithstanding anything herein to the contrary, any material new information and/or material change in existing information provided to the Lenders prior to the date hereof, in each case with respect to the Schedule I Defaults waived hereby, may be the basis for any new Defaults or Events of Default.
          Section 2. Amendment to the Credit Agreement. In connection with the waivers hereinabove described, from the Permanent Amendment Effective Date (as defined below), the Credit Agreement shall be deemed modified to reflect the following:

     (i) Section 1.01 of the Credit Agreement is amended by including the following defined terms therein in appropriate alphabetical order:
“Escrow and Settlement Agreement” shall mean the Escrow Settlement, Release, and Indemnity Agreement dated as of July 10, 2008 by and among Holdings, Borrower, VSS-Cambium Settlement Fund, LLC, Whitney & Co., LLC, Whitney V, L.P. and the other persons party thereto.
“Insolvency or Liquidation Proceeding” shall mean, collectively, (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets and liabilities of Borrower, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to Borrower or with respect to any substantial part of its assets, (c) any liquidation, dissolution or winding up of Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Borrower, and (e) Borrower ceases to operate its business.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Permanent Amendment Effective Date” shall mean August 22, 2008.
“Permanent Waiver and Amendment” shall mean the Permanent Waiver and Amendment No. 2 which amends this Agreement, dated as of the Permanent Amendment Effective Date, among the Borrower, the Administrative Agent and the Lenders party thereto.
“Ratings” shall mean, as of any date of determination, the corporate family ratings level assigned to Borrower as determined and published by Moody’s and S&P, as applicable.
“Revolver Availability Date” shall have the meaning set forth in the Permanent Waiver and Amendment.
“S&P” shall mean Standard & Poor’s Rating Services, a Division of the McGraw Hill Companies, Inc.
“Windle Matter Event” shall mean any indemnity payment, insurance payment or any other payment or recovery (including, without limitation, recoveries from Jeffrey S. Windle’s estate) arising from or related to any judgment, arbitration, order, decree, settlement negotiation or other proceeding, whether criminal or civil in nature, in connection with the theft, fraud, malfeasance and other conduct committed by Jeffrey S. Windle or any other person involved in such conduct against the Loan Parties. For purposes of Section 2.10(k), the Net Cash Proceeds from the Escrow and Settlement Agreement shall be deemed to be $23 million and shall constitute a Windle Matter Event.
     (ii) Section 1.01 of the Credit Agreement is amended by amending or restating the following defined terms as follows:
     (a) the definition of “Applicable Margin” shall be amended and restated in its entirety as follows:
“Applicable Margin” shall mean, for any day, (i) with respect to any Tranche B Loan, the applicable percentage set forth in Annex I-A under the columns “Eurodollar” or “ABR”, as applicable for the appropriate Type of Tranche B Loan that is opposite the applicable “Level” of the Borrower as of the date of such Borrowing and (ii) with respect to any Revolving Loan, the applicable percentage set forth in Annex I-B under the columns “Eurodollar” or “ABR”, as applicable for the appropriate Type of Revolving Loan that is opposite the applicable “Level” of the Borrower as of the date of such Borrowing; provided that, in each case of clause (i) and (ii) above, from and including September 5, 2008 and until but excluding the date Section 5(a) of the Permanent Waiver and Amendment has been satisfied in all material respects, such Applicable Margin shall be increased by an additional 1.00% per annum.”
     (b) the definition of “Base Rate” shall be amended by adding the following sentence to the end of such definition: “Notwithstanding anything above to the contrary, at no time shall the Base Rate be less than 4.0% per annum.”
     (c) the definition of “Consolidated EBITDA” shall be amended by deleting the word “and” at the end of clause (x)(ii)(l) and adding new clauses (x)(ii)(m) and (x)(ii)(n) as follows: “(m)(A) all losses incurred for such period in respect of any Windle Matter Event (and/or the underlying embezzlement related thereto) and which shall not exceed $1,801,000 in the aggregate after December 31, 2007 and (B) all fees and expenses incurred for such period in respect of any Windle Matter Event (and/or the underlying embezzlement related thereto) not to exceed $9.5 million, and (n) the fees paid under Sections 4(c) and 7 of the Permanent Waiver and Amendment (and such substantially similar fees paid pursuant to that certain amendment and waiver to the Senior Unsecured Note Purchase Agreement dated as of the Permanent Amendment Effective Date) and the cost of funds paid under item 3 of Schedule I to the Permanent Waiver and Amendment not in excess of $125,000, and”

     (d) the definition of “Equity Issuance” shall be amended by deleting the words “(y) any Permitted Cure Securities”, and replacing the words “and (z)” with the words “and (y)”.
     (e) the definition of “Excess Cash Flow” shall be amended by deleting the word “and” at the end of clause (l), adding the word “and” at the end of clause (m) and adding new clause (n) as follows: “(n) all fees, expenses and losses incurred in respect of clauses (m) and (n) of the definition of Consolidated EBITDA that are paid in cash during such Excess Cash Flow Period;”
     (f) the definition of “Extraordinary Event” shall be amended and restated in its entirety as follows:
“Extraordinary Event” shall mean any purchase price adjustment, indemnity payment, pension plan revision or a Windle Matter Event; provided that a Windle Matter Event shall not be subject to Section 2.10(g), but shall be subject to Section 2.10(k) of this Agreement. For the avoidance of doubt, “Extraordinary Event” shall not include a Casualty Event.”
     (g) the definition of “LIBOR Rate” shall be amended by adding the following sentence to the end of such definition: “Notwithstanding anything above to the contrary, at no time shall the LIBOR Rate be less than 3.0% per annum.”
     (h) the definition of “Net Cash Proceeds” shall be amended by amending and restating subsection (d) of such definition as follows:
          “(d) with respect to any Extraordinary Event (including, without limitation, a Windle Matter Event), the cash proceeds or other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collections of such proceeds, awards or other compensation in respect of such Extraordinary Event.”
     (i) the definition of “Preferred Stock Issuance” shall be amended by inserting the words “or any Permitted Cure Securities” immediately after the words “to the Equity Investors”.
     (iii) Section 2.06 (c) of the Credit Agreement shall be amended and restated in its entirety as follows:
“(c) Default Rate. Notwithstanding the foregoing, during an Event of Default, all Obligations shall, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of principal and premium, if any, of or interest on any Loan, 2% (or 1% to the extent such Event of Default relates solely to the failure of the Borrower to comply with Section 5(a) of the Permanent Waiver and Amendment) plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06 or (ii) in the case of any other amount, 2% (or 1% to the extent such Event of Default relates solely to the failure of the Borrower to comply with
Section 5(a) of the Permanent Waiver and Amendment) plus the rate applicable to ABR Revolving Loans as provided in Section 2.06(a) (in either case, the “Default Rate”).”
     (iv) Section 2.10 of the Credit Agreement is amended by (x) amending and restating Section 2.10(e) in its entirety as follows:
“(e) Equity Issuance. Not later than five Business Days following the receipt of any Net Cash Proceeds of (i) any Equity Issuance (other than with respect to any Permitted Cure Securities and other than the Net Cash Proceeds of any Equity Issuance used to finance Capital Expenditures), Borrower shall make prepayments in accordance with Sections 2.10(i) and (j) in an aggregate amount equal to 50% of such Net Cash Proceeds (provided that such percentage shall be reduced to 25% if, and for so long as, the Total Leverage Ratio as of the end of the most recent Test Period is less than 4.0 to 1.0); and (ii) any Permitted Cure Securities, Borrower shall make prepayments in accordance with Section 2.10(i) and (j) in an aggregate amount equal to 100% of such Net Cash Proceeds.”
     and (y) inserting Section 2.10(k) immediately after Section 2.10(j) as follows:
“(k) Windle Matter Event. Not later than five Business Days following the receipt of any Net Cash Proceeds from a Windle Matter Event by Holdings, its Affiliates or any of their respective Subsidiaries or any other Person acting on behalf of the foregoing, Borrower shall make a prepayment of the Tranche B Loans in reverse order of the prepayments required under Section 2.09, and otherwise in accordance with the terms of the second paragraph of Section 2.10(i) and Section 2.10(j) in an aggregate amount equal to 100% of such Net Cash Proceeds.”
     (v) Section 2.19(c)(iv) of the Credit Agreement is amended and restated in its entirety as follows:
“the Applicable Margins for the Incremental Term Loans shall be determined by Borrower and the Lenders of the Incremental Term Loans; provided that in the event that the Applicable Margins for any Incremental Term Loans are greater than the Applicable

Margins for the Tranche B Loans, then the Applicable Margins for the Tranche B Loans shall be increased to the extent necessary so that the Applicable Margins for the Incremental Term Loans are equal to the Applicable Margins for the Tranche B Loans; provided, further, that in determining the Applicable Margins applicable to the Tranche B Loans and the Incremental Term Loans, (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by Borrower to the Lenders of the Tranche B Loans or the Incremental Term Loans in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity) and (y) customary arrangement or commitment fees payable to the Arrangers (or their respective affiliates) in connection with the Tranche B Loans or to one or more arrangers (or their affiliates) of the Incremental Term Loans shall be excluded.”
     (vi) Section 4.02 of the Credit Agreement is amended by inserting Section 4.02(e) immediately after Section 4.02(d) as follows:
“(e) Revolving Loan Credit Extension. Pursuant to any Revolving Borrowing, the proceeds of which will be used, in whole or in part, to fund a Permitted Acquisition, Borrower shall have delivered and the Administrative Agent shall have received an Officer’s Certificate certifying that based on the current financial forecast and performance of Holdings and its Subsidiaries on a consolidated basis, such Officer has determined that Holdings and its Subsidiaries on a consolidated basis has sufficient liquidity to fund the Borrower’s business in the ordinary course for the 12 month period commencing with the first calendar month immediately following the consummation of such Permitted Acquisition.”
     (vii) Section 5.01(b) of the Credit Agreement is amended by inserting “and Monthly” after the word “Quarterly” in the title of the Section, inserting “(i)” at the beginning of the Section, and inserting a new subclause (ii) at the end of the Section as follows:
“and (ii) as soon as available and in any event (x) for the first full six months after the Permanent Amendment Effective Date, within 45 days after the end of each calendar month and (y) thereafter, within 30 days after the end of each calendar month, (1) a calculation of Consolidated EBITDA for such month, (2) the consolidated balance sheet of Holdings as of the end of such month and related consolidated statements of income and cash flows for such month and for the then elapsed portion of the fiscal year, in comparative form with (i) the budgets provided in accordance with

Section 5.01(g) and (ii) the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto (including a note with a consolidating balance sheet and statements of income and cash flows separating out Holdings, the Borrower and the Subsidiaries);”
     (viii) Section 5.02 of the Credit Agreement is amended by deleting the word “and” at the end of clause (d), adding the word “and” at the end of clause (e) and adding new clause (f) as follows:
“(f)” any public announcement by Moody’s or S&P of any change or possible change in a Rating.
     (ix) Section 6.01(o) of the Credit Agreement is amended and restated in its entirety as follows:
“(o) (x) from the Permanent Amendment Effective Date until the date Section 5(e) of the Permanent Waiver and Amendment has been satisfied in all respects, unsecured Indebtedness of any Company in an aggregate amount not to exceed $8.0 million at any time outstanding; provided that such Indebtedness shall be evidenced by a note in form and substance as set forth in Exhibit I to the Limited Waiver and Amendment with modifications to such terms, if any, not more adverse to the interest of the Lenders than any other Indebtedness incurred under this clause (o) and outstanding on May 20, 2008 (including, without limitation, the subordination of such Indebtedness to the Obligations) nor more favorable to the creditors of any other Indebtedness of any Company than to the Lenders hereunder; provided, further, that such Indebtedness shall only accrue interest (including any default interest) in the form of pay-in-kind interest and such Indebtedness shall not have any sinking fund or other principal payment and shall not be redeemable or prepayable without the prior written consent of the Required Lenders and (y) thereafter, unsecured Indebtedness of any Company in an aggregate amount not to exceed $5.0 million at any time outstanding; provided, however, that (A) upon the occurrence of an Insolvency or Liquidation Proceeding, all Obligations shall be paid in full in cash prior to any payment, whether in cash or in kind, by offset, securities or any other property, being made on account of such Indebtedness (provided that, if the Equity Investors are the holders of such unsecured Indebtedness, nothing herein shall prohibit or prevent the Equity Investors from converting such Indebtedness into or exchanging such Indebtedness for Qualified Capital Stock of Holdings), (B) the cash portion payable with respect to such Indebtedness shall not accrue at an interest rate in excess of 10% per annum and (C) such Indebtedness shall not be on terms more favorable to the creditors of any other Indebtedness of the Loan Parties than to the Lenders hereunder.”
     (x) The proviso at the end of Section 8.04 of the Credit Agreement is amended and restated in its entirety as follows:
“provided that in each fiscal year there shall be no more than one fiscal quarter in which a Cure Right is exercised.”
     (xi) Annex I to the Credit Agreement is amended and restated in its entirety as follows:
“Annex I-A
Applicable Margin
Tranche B Loans

Ratings Level by Moody’s and S&P	Eurodollar	ABR
Level I	5.00%	4.00%

B3 or better and B- or better

Level II	5.625%	4.625%

If Level I does not apply and either (x) B3 or better or (y) B- or better

Level III	6.50%	5.50%

If Levels I and II do not apply or no Rating otherwise available
     Initially, the Applicable Margin shall be determined based upon the Ratings specified in a certificate delivered by Borrower, or if such certificate is not delivered, the Ratings shall be deemed to be at Level III. Thereafter, each change in the Applicable Margin resulting from a publicly announced change in the Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by Borrower to the Administrative Agent of notice thereof pursuant to Section 5.02(f) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
Annex I-B
Applicable Margin
Revolving Loans

Ratings Level by Moody’s and S&P	Eurodollar	ABR	Applicable Fee
Level I	5.00%	4.00%	0.375%

B3 or better and B- or better

Level II	5.625%	4.625%	0.50%

If Level I does not apply and either (x) B3 or better or (y) B- or better

Level III	6.50%	5.50%	0.50%

If Levels I and II do not apply or no Rating otherwise available
     (xii) Initially, the Applicable Margin and Applicable Fee shall be determined based upon the Ratings specified in a certificate delivered by Borrower, or if such certificate is not delivered, the Ratings shall be deemed to be at Level III. Thereafter, each change in the Applicable Margin or Applicable Fee resulting from a publicly announced change in the Ratings shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by Borrower to the Administrative Agent of notice thereof pursuant to Section 5.02(f) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.”

     (xiii) Schedule 3.21 to the Credit Agreement is amended by including therein the Escrow and Settlement Agreement.
     (xiv) All references to Annex I in the Credit Agreement shall be to Annex I-A and/or Annex I-B as applicable.
          Section 3. Representations and Warranties. Borrower represents and warrants to the Lenders as of the date hereof that:
     (a) The execution, delivery and performance of this Permanent Waiver and Amendment have been duly authorized by all necessary corporate action by Borrower, and (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (ii) will not violate the Organizational Documents of any Loan Party, (iii) will not violate any Requirement of Law, (iv) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Loan Party or its property, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (v) will not result in the creation or imposition of any Lien on any property of any Loan Party, except Liens created by the Loan Documents and Permitted Liens;
     (b) This Permanent Waiver and Amendment constitutes the legal, valid and binding obligations of Borrower enforceable against Borrower and the other Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
     (c) On and as of the Permanent Amendment Effective Date (giving effect to this Permanent Waiver and Amendment), each of the representations and warranties made by any Loan Party contained in Article III of the Credit Agreement and each other Loan Document is true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects on and as of the Permanent Amendment Effective Date (giving effect to this waiver) as if made on and as of such date and except to the extent that such representations and warranties specifically relate to an earlier date);
     (d) On and as of the Permanent Amendment Effective Date (giving effect to this Permanent Waiver and Amendment), Borrower and the other Loan Parties represent and warrant that (x) no other event has occurred that would give rise to a mandatory prepayment event under Section 2.10 of the Credit Agreement and (y) other than the Net Cash Proceeds from the Escrow and Settlement Agreement applied to prepay the Tranche B Loan in accordance with Section 5(f) below, there are no other proceeds from any source which are subject to the mandatory prepayment provisions of Section 2.10 of the Credit Agreement, except in each case as set forth on Schedule II hereto;
     (e) Borrower has delivered to the Administrative Agent and the Required Lenders (i) the draft consolidated financial statements of Holdings and the footnotes thereto for the fiscal year ended December 31, 2007 as attached on Schedule III hereto, (ii) the revised summary forecast of the financial performance of Holdings, Borrower and their Subsidiaries and (iii) the final report dated August 5, 2008 prepared by FTI Consulting, Inc., relating to the fraud and malfeasance perpetrated by Jeffrey S. Windle against Holdings and its Subsidiaries (the “FTI Report”); and
     (f) At the time of and after giving effect to this Permanent Waiver and Amendment, no Default or Event of Default has occurred and is continuing.
          Section 4. Conditions. This Permanent Waiver and Amendment shall become effective as of the date (the “Permanent Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been (or is or will be substantially concurrently therewith) satisfied:
     (a) The Administrative Agent (or its counsel) shall have received from each of Borrower and the Required Lenders either (i) a counterpart of this Permanent Waiver and Amendment signed on behalf of Borrower and the Required Lenders or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission or other electronic communication permitted under the Credit Agreement of a signed signature page of this Permanent Waiver and Amendment) that each of Borrower and the Required Lenders has signed a counterpart of this Waiver and Amendment;
     (b) The Administrative Agent and the Required Lenders shall have received evidence satisfactory to the Administrative Agent that the Company (as defined in the Senior Unsecured Note Purchase Agreement) and the Required Note-Holders (as defined in the Senior Unsecured Note Purchase Agreement) shall have entered into a permanent waiver and amendment of the Senior Unsecured Note Purchase Agreement in form and substance as set forth on Schedule IV hereto; and
     (c) Borrower shall have paid to the Administrative Agent, for the benefit of each Lender who consents to this Permanent Waiver and Amendment on or prior to 5:00 p.m., New York City time, on August 27, 2008, a fee (in immediately available funds) on the Permanent Amendment Effective Date in an amount equal to 50 basis points of each such Lender’s outstanding Loans and unused Revolving Commitments as of the Business Day ending immediately prior to the Permanent Amendment Effective Date.
          Section 5. Covenants.
     (a) On or prior to October 31, 2008, Borrower shall have delivered, and the Administrative Agent and the Required Lenders shall have received the consolidated financial statements of Holdings for the fiscal year ended December 31, 2007 accompanied by an unqualified audit opinion of Ernst & Young LLP (the “Audited Financial Statements”) which shall not differ in any materially adverse respect from the draft financial statements and footnotes thereto for the fiscal year ended December 31, 2007 set forth on Schedule III hereto.

     (b) On or prior to the later of (i) September 12, 2008 and (ii) the date of the delivery of the Audited Financial Statements, Borrower shall have delivered, and the Administrative Agent and the Required Lenders shall have received a management report, a narrative report, management’s discussion and analysis and all other deliverables required under Sections 5.01(a), (c), (d) and (h) of the Credit Agreement for such fiscal period.
     (c) No later than September 12, 2008, Borrower shall have delivered and the Administrative Agent and the Required Lenders shall have received (x) the unaudited consolidated financial statements of Holdings for the fiscal quarter ended June 30, 2008 and (y) all other deliverables required to be delivered in accordance with Sections 5.01(b) and (c) of the Credit Agreement for such fiscal period.
     (d) From the Permanent Amendment Effective Date until the covenants under this Section 5 (other than this Subsection (d)) have been satisfied (the “Revolver Availability Date”), no Credit Extensions shall be requested by the Borrower under the Credit Agreement.
     (e) No later than three Business Days after the date hereof, all subordinated Indebtedness held by Equity Investors shall have been converted into Qualified Capital Stock of Holdings (provided that the terms of such Qualified Capital Stock shall not require any dividends, payments or other distributions of cash or property other than payments in kind, in each case prior to the payment in full of all obligations under the Loan Documents) and no Indebtedness shall be outstanding under Section 6.01(o) of the Credit Agreement. For the avoidance of doubt, the amount of such subordinated Indebtedness converted shall have been not more than $7,000,000 and upon the satisfaction of this clause (e), all such subordinated Indebtedness shall be deemed to have been repaid in full and retired on June 30, 2008.
     (f) No later than three Business Days after the date hereof, Borrower shall have received, in immediately available funds, Net Cash Proceeds from the Escrow and Settlement Agreement in an aggregate amount of not less than $23.0 million, and such Net Cash Proceeds shall have been immediately applied to prepay the Tranche B Loan in reverse order of the prepayments required under Section 2.09 of the Credit Agreement and otherwise in accordance with the terms of the second paragraph of Section 2.10(i) and Section 2.10(j) of the Credit Agreement.
          Section 6. Event of Default. The failure of Borrower to comply with Section 5 hereto (other than clauses (c) (which shall have the applicable grace period afforded to such deliverable by Section 8.01(e) of the Credit Agreement) and (d) thereto) shall constitute an immediate Event of Default under the Credit Agreement.
          Section 7. Expenses. Borrower agrees to promptly reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Permanent

Waiver and Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp.
          Section 8. Counterparts. This Permanent Waiver and Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Permanent Waiver and Amendment by facsimile transmission or electronic email affirmation shall be effective as delivery of a manually executed counterpart hereof.
          Section 9. Applicable Law; Jurisdiction; Consent to Service of Process. THIS PERMANENT WAIVER AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The waiver of venue, waiver of jury trial, jurisdiction and consent to service of process provisions set forth in Sections 10.09 and 10.10 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, in this Permanent Waiver and Amendment.
          Section 10. Headings. The headings of this Permanent Waiver and Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
          Section 11. Effect of Permanent Waiver and Amendment. Except as expressly set forth herein, this Permanent Waiver and Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Amendment No. 1 and the Letter Agreement shall each hereby be superseded in their entirety by this Permanent Waiver and Amendment and each of Amendment No. 1 and the Letter Agreement are of no further force or effect. By executing and delivering a copy hereof, each applicable Loan Party hereby agrees and confirms that all Loans and Obligations shall be guaranteed and secured pursuant to the Loan Documents as provided therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Permanent Waiver and Amendment to be duly executed as of the date first above written.

CAMBIUM LEARNING, INC.
By:	/s/ Eric Van Ert
	Name:	Eric Van Ert
	Title:	Secretary

Very truly yours, BARCLAYS BANK PLC, as Administrative Agent, Issuing Bank, Collateral Agent and Lender
By:	/s/ David Barton
	Name:	David Barton
	Title:	Director

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ Rianka Mohan
	Name:	Rianka Mohan
	Title:	Vice President

By:	/s/ Shaheen Malik
	Name:	Shaheen Malik
	Title:	Associate

CIFC FUNDING 2007-II, LTD., CIFC FUNDING 2007-III, LTD., CIFC FUNDING 2007-IV, LTD., CIFC FUNDING 2007-50, LTD., as a Lender
By:	/s/ Steve Vaccaro
	Name:	Steve Vaccaro
	Title:	Co-Chief Investment Officer and Chief Risk Officer

ColumbusNova CLO Ltd. 2007-I as a Lender
By:	/s/ Paul L. Cal
Name:	Paul L. Cal
Title:	Associate Director

ColumbusNova CLO IV Ltd. 2007-II as a Lender
By:	/s/ Paul L. Cal
Name:	Paul L. Cal
Title:	Associate Director

Knightsbridge CLO 2008- [ILLEGIBLE], as a Lender
By:	ACKB LLC, as its Investment Manager

By:	/s/ Marshall McFedors
	Name:	Marshall McFedors
	Title:	Principal

[If a second signature is necessary:]
By:
Name:
Title:

GoldenTree Multi Strategy Financing I, Limited

By: GoldenTree Asset Management, LP, as a Lender

By:	/s/ Karen Weber
Name: Karen Weber
Title: Authorized Signatory

GoldenTree Multi Strategy Subsidiary, LLC

By: GoldenTree Asset Management, LP, as a Lender

By:	/s/ Karen Weber
Name: Karen Weber
Title: Authorized Signatory

GoldenTree Loan Opportunities IV, Limited

By: GoldenTree Asset Management, LP, as a Lender

By:	/s/ Karen Weber
Name: Karen Weber
Title: Authorized Signatory

GoldenTree Loan Opportunities III, Limited

By: GoldenTree Asset Management, LP, as a Lender

By:	/s/ Karen Weber
Name: Karen Weber
Title: Authorized Signatory

GoldenTree Capital Opportunities, LP

By: GoldenTree Asset Management, LP, as a Lender

By:	/s/ Karen Weber
Name: Karen Weber
Title: Authorized Signatory

BNP PARIBAS, as a Lender
By:	/s/ Ola Anderssen
Ola Anderssen
Director

By:	/s/ Yung Wu
Yung Wu
Vice President

Sargas CLO I Ltd.
By Sargas Asset Management, LLC, its Portfolio Manager

By:	/s/ Michael P. King

Name: Michael P. King Title: Senior Managing Director

TORONTO DOMINION (TEXAS) LLC, as a Lender
By:	/s/ Jackie Barrett
	Name:	Jackie Barrett
	Title:	Authorized Signatory

[If a second signature is necessary:]
By:
Name:
Title:

SCHEDULE I
1.	The Events of Default that have occurred due to the breach of Sections 3.04, 3.14, 3.21, 4.02, 5.01(a), 5.01(b), 5.01(c), 5.01(d), 5.01(h), 5.02(a), 5.07 and 5.08 of the Credit Agreement resulting from the theft, fraud and malfeasance of Jeffrey S. Windle as disclosed by Holdings to the Lenders in the FTI Report, or with respect to Sections 5.01(a), (b), (c), (d) and (h), for all deliveries of financial statements for the periods ending from December 31, 2007 through and including June 30, 2008 and any management reports, certificates and other documents or information to be delivered concurrently therewith.

2.	Any Event of Default that has occurred from the delivery of financial statements pursuant to Section 5.01(b) and (c) of the Credit Agreement to the extent such Events of Default relate to footnotes excluding the impact of the investigation into the into the theft, fraud and malfeasance of Jeffrey S. Windle.

3.	Any Default or Event of Default that would occur under Section 2.10(d), 2.10(e), 6.01(o), 6.04, 6.08 or 6.09 as a result of (i) any conversion of subordinated Indebtedness in accordance with Section 5(e) of this Permanent Waiver and Amendment, (ii) the payment or reimbursement of any cost of funds to Equity Investors not in excess of $125,000 relating to subordinated Indebtedness described in Section 5(e) of this Permanent Waiver and Amendment, or (iii) reimbursement to Equity Investors of fees and expenses paid by Equity Investors on behalf of Borrower or any other Loan Party related to a Windle Matter Event not to exceed the total amount of fees and expenses set forth in clauses (m)(B) and (n) of the definition of Consolidated EBITDA.

SCHEDULE II
Proceeds of Recoveries from the Estate of Jeffrey S. Windle
     Recoveries from proceeds of Jeffrey S. Windle’s estate, including without limitation, houses, cars, boats and bank accounts by any Company or in connection with the foreclosure proceeding brought by VSS-Cambium Maritime, LLC, an affiliate of Borrower. Upon the receipt of such recoveries or the consummation of such foreclosure proceeding, the Net Cash Proceeds therefrom (x) to the extent such recovery is not made by Borrower, will be promptly contributed to Borrower, and (y) and will be promptly applied in accordance with the terms of the Credit Agreement (after giving effect to the Permanent Waiver and Amendment).

SCHEDULE III
Draft Consolidated Financial Statements and Footnotes Thereto
for the Fiscal Year Ended December 31, 2007

Consolidated Financial Statements
and Supplemental Information
Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Year Ended December 31, 2006 (Predecessor Period as
Restated)
Period from January 1, 2007 through April 11, 2007
(Predecessor Period); and
Period from January 29, 2007 (inception) through
December 31, 2007 (Successor Period)
With Report of Independent Auditors

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Consolidated Financial Statements and
Supplemental Information
Year Ended December 31, 2006 (Predecessor Period as Restated);
Period from January 1, 2007 through April 11, 2007 (Predecessor Period); and
Period from January 29, 2007 (Inception) through December 31, 2007 (Successor Period)
Contents

Report of Independent Auditors	1

Audited Consolidated Financial Statements

Consolidated Balance Sheets	2
Consolidated Statements of Operations	4
Consolidated Statements of Stockholders’/Members’ Equity	5
Consolidated Statements of Cash Flows	7
Notes to Consolidated Financial Statements	8

Supplemental Information

Consolidating Balance Sheet	49
Consolidating Statement of Operations	51
Consolidating Statement of Cash Flows	52

OPINION PAGE

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Consolidated Balance Sheets

	Predecessor
	(as restated)	Successor
	December 31	December 31
	2006	2007

Assets
Current assets:
Cash and cash equivalents	$1,641,831	$1,206,246
Accounts receivable, net of allowance for bad debt of $347,912 and sales returns of $154,112 in 2006 and net of allowance for bad debt of $489,695 and sales returns of $205,464 in 2007	8,298,144	9,508,735
Inventories	8,331,856	9,698,171
Deferred tax assets	3,738,476	5,362,054
Prepaid expenses and other current assets	2,996,476	825,544

Total current assets	25,006,783	26,600,750

Property, plant, and equipment, net	13,599,206	18,808,134
Pre-publication costs	3,866,614	2,685,338
Author advances	74,493	56,323
Goodwill	45,417,715	192,287,323
Other intangible assets	49,921,012	123,408,901
Other long-term assets	142,136	5,291,534

Total assets	$138,027,959	$369,138,303

Liabilities and stockholders’ and members’ equity
Current liabilities:
Accounts payable	$3,302,943	$5,976,467
Royalties payable	1,446,246	1,433,421
Accrued salaries, bonus, and commissions	4,157,539	2,234,239
Note payable — line of credit	5,000,000	—
Interest payable — related party	401,036	—
Current portion of long-term debt	—	1,280,000
Income taxes payable	—	298,893
Deferred revenue	1,555,293	1,429,521
Deferred compensation	7,623,394	100,000
Other accrued expenses	3,384,841	4,096,101

Total current liabilities	26,871,292	16,848,642

Long-term debt, net of current portion	—	176,401,960
Long-term debt — related party	17,500,000	—
Royalties payable	29,602	—
Co-development liability	974,388	780,092
Deferred tax liabilities	3,698,259	29,436,235
Deferred compensation	390,724	269,020
Accrued long-term building costs	9,183,011	13,239,336
Other	485,352	2,083,011

Total liabilities	59,132,628	239,058,296
Commitments and contingencies (Note 14)

VSS-Cambium Holdings, LLC (Successor)
Consolidated Balance Sheets (continued)

	Predecessor
	(as restated)	Successor
	December 31	December 31
	2006	2007

Stockholders’ equity:
Series A convertible preferred stock, $0.01 par value:
Authorized — 100,000,000 shares; issued and outstanding — 84,700,000 in 2006 (liquidation preference $84,700,000 in 2006)	$84,655,093
Common stock, $0.01 par value:
Authorized — 110,000,000 shares; issued and outstanding — 2,720,718	27,207
Additional paid-in capital	6,894,953
Accumulated deficit	(12,681,922)

Total stockholders’ equity	78,895,331

Members’ equity:
Members’ interest		$144,023,857
Accumulated deficit		(13,943,850)

Total members’ equity		130,080,007

Total liabilities and stockholders’ members’ equity	$138,027,959	$369,138,303

See accompanying notes.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Consolidated Statements of Operations

		Predecessor	Successor
	Predecessor	Period	Period
	Year Ended	from January 1	from January 29
	December 31	2007 through	2007 (inception) to
	2006 (as	April 11	December 31
	restated)	2007	2007

Net sales	$106,423,500	$18,413,508	$80,847,321

Cost and expenses:
Cost of sales, excluding pre-publication, publishing rights and developed technology amortization, including $381,850 of performance share plan expenses in 2006	39,970,616	7,541,221	31,308,237
Pre-publication, publishing rights and developed technology amortization	11,335,271	3,511,795	12,842,070

Total cost of sales	51,305,887	11,053,016	44,150,307

Selling and administrative, including $1,668,904 of performance share plan expenses in 2006	45,636,349	20,814,785	29,926,744
Other intangible asset amortization	1,013,098	310,918	7,228,665
Acquired in-process research and development	—	—	890,000
Embezzlement and related expenses (Note 1)	3,261,132	999,516	5,731,671

Total cost and expenses	101,216,466	33,178,235	87,927,387

Income (loss) from operations	5,207,034	(14,764,727)	(7,080,066)
Interest and other expenses	(1,364,117)	(741,522)	(14,689,090)

Income (loss) from operations before taxes	3,842,917	(15,506,249)	(21,769,156)

Income tax provision (benefit)	3,403,242	(3,694,058)	(7,838,647)

Net income (loss)	$439,675	$ (l1,812,191)	$ (13,930,509)

See accompanying notes.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Consolidated Statements of Stockholders’/Members’ Equity

	Series A Convertible		Common		Additional
	Preferred Stock		Stock	Par	Paid-In	Accumulated
	Shares	Value	Shares	Value	Capital	Deficit	Total

Predecessor Period
Balance at December 31, 2005 as previously reported	73,050,000	$73,005,093	2,720,718	$27,207	$2,693,511	$(8,464,347)	$67,261,464
Restatement adjustments (Note 1)						(1,641,250)	(1,641,250)

Balance at December 31, 2005, as restated	73,050,000	73,005,093	2,720,718	27,207	2,693,511	(10,105,597)	65,620,214
Beneficial conversion related to preferred stock					3,016,000	(3,016,000)	—
Issuance of preferred stock	11,650,000	11,650,000					11,650,000
Stock-based compensation					1,185,442		1,185,442
Net income, as restated						439,675	439,675

Balance at December 31, 2006	84,700,000	84,655,093	2,720,718	27,207	6,894,953	(12,681,922)	78,895,331
Stock-based compensation					(68,967)		(68,967)
Conversion of preferred stock to common stock (Note 9)	(84,700,000)	(84,655,093)	84,700,000	84,700	84,570,393		—
Net loss						(11,812,192)	(11,812,192)

Balance at April 11, 2007	—	$—	87,420,718	$111,907	$91,396,379	$(24,494,114)	$67,014,172

See accompanying notes.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Consolidated Statements of Stockholders’/Members’ Equity (continued)

	Members’	Accumulated
	Interest	Deficit	Total

Successor Period
Balance at January 29, 2007 (inception)
Capital contribution by members	$144,023,857	$—	$144,023,857
Distribution to members	—	(13,341)	(13,341)
Net loss	—	(13,930,509)	(13,930,509)

Balance at December 31, 2007	$144,023,857	$(13,943,850)	$130,080,007

See accompanying notes.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Consolidated Statements of Cash Flows

		Predecessor Period	Successor Period
	Predecessor Year	from January 1,	from January 29,
	Ended	2007 through	2007 (inception) to
	December 31,	April 11,	December 31,
	2006 (as restated)	2007	2007

Operating activities
Net income (loss)	$439,675	$(11,812,191)	$(13,930,509)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense on property, plant, and equipment	678,447	300,778	986,651
Amortization expense of pre-publication costs and intangible assets	12,348,369	3,822,713	20,070,735
Acquired in-process research and development	—	—	890,000
Inventory step-up	—	—	2,931,000
Non-cash interest expense	—	—	641,960
Amortization of deferred financing costs	—	—	679,333
Loss on derivative instruments	—	—	1,534,379
Disposal of assets	108,305	—	—
Stock-based compensation	1,185,442	(68,967)	—
Deferred taxes	(4,243,540)	(4,552,568)	(8,364,668)
Changes in operating assets and liabilities:
Accounts receivable	255,683	(769,298)	305,707
Inventories	(1,633,318)	(499,290)	(867,025)
Accounts payable	(524,264)	3,856,415	(1,182,890)
Royalties, net	5,558	(674,865)	650,609
Other, net	1,927,499	6,640,065	(7,773,964)

Net cash provided by (used in) operating activities	10,547,856	(3,757,206)	(3,428,682)

Investing activities
Acquisition of business, less cash acquired	(29,660,538)	—	(303,235,675)
Pre-publication expenditures	(1,639,341)	(416,870)	(2,726,476)
Property, plant, and equipment expenditures	(4,079,453)	(683,534)	(643,176)

Net cash used in investing activities	(35,379,332)	(1,100,404)	(306,605,327)

Financing activities
Proceeds from capital contribution	—	—	140,108,857
Proceeds from the issuance of long-term financing	—	—	172,104,739
Payment of long-term financing	—	—	(960,000)
Proceeds from the issuance of preferred stock	11,650,000	—	—
Borrowings under revolving credit facility	7,000,000	3,600,000	4,500,000
Payment of revolving credit facility	(2,000,000)	—	(4,500,000)
Distribution to members	—	—	(13,341)

Net cash provided by financing activities	16,650,000	3,600,000	311,240,255

Increase (decrease) in cash and cash equivalents	(8,181,476)	(1,257,610)	1,206,246
Cash and cash equivalents at the beginning of the year	9,823,307	1,641,831	—

Cash and cash equivalents at end of year	$1,641,831	$384,221	$1,206,246

Supplementary disclosure of cash flow information
Cash paid (received) for income taxes	$8,427,128	$277,854	$(337,205)

Cash paid for interest	$1,080,925	$845,116	$11,710,608

Supplementary disclosure of non-cash financing activities
Assets acquired under build-to-suit lease	$8,261,367	$—	$—

Beneficial conversion related to preferred stock	$3,016,000	$—	$—

Rollover in capital contribution	$—	$—	$3,915,000

See accompanying notes.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements
December 31, 2007
1. Basis of Presentation
VSS-Cambium Holdings, LLC (the Company or Holdings) was formed on January 29, 2007. Holdings was formed to enter into a stock purchase agreement, dated as of January 29, 2007 by and among Cambium Learning, Inc. (the Company or Cambium), the former shareholders of Cambium and Holdings, and to acquire and all of the capital stock of Cambium.
On February 7, 2007, VSS-Cambium Management, LLC (Management LLC) was formed. Management LLC was formed for the purpose of providing selected key employees of Cambium with an equity participation in the future appreciation in the value of Cambium. Management LLC is a member of Holdings and holds an equity interest in Holdings.
On April 12, 2007, Holdings acquired 100% of the capital stock of Cambium. The operating results of Holdings include Cambium’s operating results from the acquisition date.
The consolidated financial statements present the Company as of December 31, 2007 (Successor basis reflecting activity of Holdings from January 29, 2007 and Cambium from April 12, 2007) and the period January 1, 2007 through April 11, 2007 and the year ended December 31, 2006 (predecessor basis for the period prior to Holdings acquiring Cambium).
In accordance with the requirements of purchase accounting, the assets and liabilities of the Company were adjusted to their estimated fair values and the resulting goodwill computed, as of the acquisition date. The application of purchase accounting generally results in higher depreciation and amortization expense in future periods. Accordingly, and because of other effects of purchase accounting, the accompanying consolidated financial statements as of and for the period prior to the Holdings acquisition are not comparable.
Cambium develops and markets comprehensive educational programs and technologies for the pre-kindergarten through twelfth grade in the United Slates. Products and services include instructional materials, technology-based products, teaching guides and other resources, and teacher training and implementation services as part of a full-service offering to schools, educators, and students.
The Company is subject to certain risks. Among these are the risks associated with managing growth, dependence on key individuals, the need for successful marketing of products and services, competition from larger companies, the ability to meet its debt service requirements and

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
1. Basis of Presentation (continued)
other obligations. The Company believes that based on the availability under the senior secured revolving credit facility (Note 6) the effects of the debt amendments (Note 19), the additional member (debt or equity) contribution in 2008 (Note 19) and anticipated cash flow from operations, the Company will be able to maintain its debt compliance, make required principal and interest payments on debt and fund its working capital and capital expenditure requirements through January 1, 2009.
Principles of Consolidation
The Successor consolidated financial statements of the Company include the accounts of Holdings as of January 29, 2007 (inception), Management LLC from February 7, 2007 (inception) and Cambium and its wholly owned subsidiaries, Cambium Learning (New York), Inc., Sopris West Educational Services, Inc., Kurzweil Educational Systems, Inc. (Kurzweil), and IntelliTools, Inc., from April 12, 2007. All inter-company accounts and transactions are eliminated in consolidation.
The Predecessor consolidated financial statements for the year ended December 31, 2006 and the period from January 1, 2007 through April 11, 2007 include the accounts of Cambium and its wholly owned subsidiaries described above. All inter-company accounts and transactions have been eliminated in consolidation.
Restatement of 2006 Financial Statements
On April 26, 2008, the Company, began an internal investigation that revealed irregularities over the control and use of cash and certain other general ledger accounts of the Company, resulting in a misappropriation of assets. The Company believes these irregularities were perpetrated by a former employee over more than a three year period beginning in 2004 and continuing through April 2008. The embezzlement incurred in each year, before the effect of income taxes, is as follows:

Year/Period	Amount
2004	$1,912,795
2005	290,135
2006	3,261,132
January 1, 2007 – April 11, 2007	999,516

Total - Predecessor	6,463,578

April 12, 2007 – December 31, 2007	5,731,671
2008	1,800,735

Total - Successor	7,532,406

Total Embezzlement Loss	$13,995,984

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
1. Basis of Presentation (continued)
The misappropriation had a material effect on the Company’s current and previously issued financial statements. As a result, the Company restated its 2006 financial statements in accordance with Financial Accounting Standard No. 154, Accounting Changes and Error Corrections. The amount of the loss attributable to 2006 is $3,261,132 and is shown separately on the consolidated statement of operations. The previously issued 2006 financial statements have also been restated for the effects of the correction of other errors. These other adjustments relate primarily to the Company’s review of the underlying asset and liability accounts examined in connection with its investigation of the misappropriation. A prior period adjustment to retained earnings of $1,626,012, net of tax, was also made to account for the misappropriation losses and other accounting errors that were incurred prior to January 1, 2006. No amounts that may be recoverable have been recorded as a receivable as of December 31, 2006 or 2007.
The following line items have accordingly been adjusted for the year ended December 31, 2006:

	As Originally	Misappropriation	Correction of
	Reported	Loss	Errors	Restated

Income Statement
Net sales	$106,778,136	—	$(354,636)	$106,423,500

Cost of sales	40,067,698	—	(97,082)	39,970,616
Pre-publication, publishing rights and developed technology amortization	11,370,463	$(30,660)	(4,532)	11,335,271

Total cost of sales	51,438,161	(30,660)	(101,614)	51,305,887

Selling and administrative	45,810,829	(55,000)	(119,480)	45,636,349
Other intangible asset amortization	1,013,098	—	—	1,013,098
Tradename and intangible asset impairment charge	—	—	—	—
Acquired in-process research and development	—	—	—	—
Embezzlement expense	—	3,261,132	—	3,261,132

Total cost and expenses	98,262,088	3,175,472	(221,094)	101,216,466

Income (loss) from operations	8,516,048	(3,175,472)	(133,542)	5,207,034
Interest and other expenses	(1,308,055)	—	(56,062)	(1,364,117)

Income (loss) from operations before taxes	7,207,993	(3,175,472)	(189,604)	3,842,917
Income tax provision (benefit)	3,045,551	437,803	(80,112)	3,403,242

Net income (loss)	$4,162,442	$(3,613,275)	$(109,492)	$439,675

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
1. Basis of Presentation (continued)

	As Originally	Misappropriation	Correction of
	Reported	Loss	Errors	Restated

Balance Sheet Items
Assets
Current assets:
Cash and cash equivalents	$1,840,872	$(76,795)	$(122,246)	$1,641,831
Accounts receivable	8,380,209	—	(82,065)	8,298,144
Inventories	10,436,799	(2,214,857)	109,914	8,331,856
Performance share plan	—	—	—	—
Deferred tax benefit	4,424,278	(705,123)	19,321	3,738,476
Prepaid expenses and other current assets	3,007,880	—	(11,404)	2,996,476

Total current assets	28,090,038	(2,996,775)	(86,480)	25,006,783

Property, plant and equipment, net	13,578,306	—	20,900	13,599,206
Pre-publication costs	4,115,955	—	(249,341)	3,866,614
Author advances	74,493	—	—	74,493
Goodwill	45,417,715	—	—	45,417,715
Other intangible assets	49,921,012	—	—	49,921,012
Other long-term assets	142,136	—	—	142,136

Total assets	$141,339,655	$(2,996,775)	$(314,921)	$138,027,959

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,315,965	$—	$(13,022)	$3,302,943
Royalties payable	1,237,409	—	208,837	1,445,246
Accrued salaries, bonus, commissions	4,107,606	—	49,933	4,157,539
Note payable — line of credit	2,000,000	3,000,000	—	5,000,000
Interest payable — related party	401,036	—	—	401,036
Deferred revenue	1,515,833	—	39,460	1,555,293
Deferred compensation	7,623,394	—	—	7,623,394
Other accrued expenses	3,290,726	—	94,115	3,384,841

Total current liabilities	23,491,969	3,000,000	379,323	26,871,292

Long-term debt — related party	17,500,000	—	—	17,500,000
Royalties payable	29,602	—	—	29,602
Co-development liability	974,388	—	—	974,388
Deferred income taxes	5,063,563	(1,182,756)	(182,548)	3,698,259
Deferred compensation	352,422	—	38,302	390,724
Building lease liability	9,183,011	—	—	9,183,011
Other	485,352	—	—	485,352

Total liabilities	57,080,307	1,817,244	235,077	59,132,628

Stockholders’ equity:
Series A convertible preferred stock	84,655,093	—	—	84,655,093
Common stock	27,207	—	—	27,207
Additional paid-in capital	6,894,953	—	—	6,894,953
Accumulated deficit	(7,317,905)	(4,814,019)	(549,998)	(12,681,922)

Total stockholders’ equity	84,259,348	(4,814,019)	(549,998)	78,895,331

Total liabilities and equity	$141,339,655	$(2,996,775)	$(314,921)	$138,027,959

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
1. Basis of Presentation (continued)

	As Originally	Misappropriation	Correction of
	Reported	Loss	Errors	Restated

Cash Flow Statement
Operating activities
Net income	$4,162,442	$(3,613,275)	$(109,492)	$439,675
Adjustments to reconcile net income to cash flows provided by (used in) operating activities:
Depreciation and amortization expense on property, plant and equipment	677,347	—	1,100	678,447
Amortization expense on pre-publication costs and intangible assets	12,383,561	—	(35,192)	12,348,369
Disposal of assets	108,305	—	—	108,035
Stock-based compensation	1,185,442	—	—	1,185,442
Deferred taxes	(4,855,618)	437,803	174,275	(4,243,540)
Changes in operating assets and liabilities:
Accounts receivable	410,107	—	(154,424)	255,683
Inventories	(4,039,792)	2,011,472	395,002	(1,633,318)
Accounts payable	(539,538)	—	15,274	(524,264)
Royalties, net	(144,763)	—	150,321	5,558
Other, net	2,696,957	—	(769,458)	1,927,499

Net cash provided by (used in) operating activities	12,044,450	(1,164,000)	(332,594)	10,547,856

Investing activities
Acquisition of business, less cash acquired	(29,660,538)	—	—	(29,660,538)
Pre-publication expenditures	(1,936,062)	—	296,721	(1,639,341)
Property, plant and equipment expenditures	(4,057,453)	—	(22,000)	(4,079,453)

Net cash used in investing activities	(35,654,053)	—	274,721	(35,379,332)

Financing activities
Proceeds from the issuance of preferred stock	11,650,000	—	—	11,650,000
Borrowings under revolving credit facility	7,000,000	—	—	7,000,000
Payment of revolving credit facility	(5,000,000)	3,000,000		(2,000,000)
Payment of note payable — EdNewco, LLC	—	—	—	—

Net cash flow provided by financing activities	13,650,000	3,000,000	—	16,650,000

Increase (decrease) in cash and cash equivalents	(9,959,603)	1,836,000	(57,873)	(8,181,476)
Cash and cash equivalents at the beginning of the year	11,800,475	(1,912,795)	(64,373)	9,823,307

Cash at end of the year	$1,840,872	$(76,795)	$(122,246)	$1,641,831

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
1. Basis of Presentation (continued)
Reclassifications
Certain prior year account balances have been reclassified to conform with the current year’s presentation. The Company has reclassified amortization expense of its developed technology from other intangible asset amortization to pre-publication, publishing rights and developed technology amortization.
2. Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions by management that affect the amounts reported in the financial statements and accompanying notes. On an ongoing basis, the Company evaluates its estimates and assumptions including, but not limited to, sales returns, allowance for bad debts, recoverability of advances to authors, valuation and recoverability of inventory, depreciation and amortization periods, recoverability of long-term assets such as property, plant, and equipment, capitalized pre-publication costs, other identified intangibles and goodwill, and the recoverability of deferred tax assets. Actual results may differ from those estimates.
Revenue Recognition
The Company derives revenue primarily from the sale of instructional materials, software licenses, maintenance and support services, and training.
The Company recognizes revenue from instructional materials, software licenses, and multimedia instructional materials when persuasive evidence of an arrangement exists, the products are shipped, title and risk of loss transfer to the customer, all significant obligations have been performed, and collection is reasonably assured. The persuasive evidence that an arrangement exists includes customer-issued purchase orders or, in the case of credit card sales, the actual sales transaction. For product sales, excluding software, that include multiple elements, the Company recognizes revenue upon shipment when the product has standalone value to the customer and the Company has objective evidence of fair value for any undelivered items.
Maintenance and support services include telephone support, bug fixes, and for certain products rights to upgrades and enhancements on a when-and-if available basis. Revenues under multiple

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
2. Significant Accounting Policies (continued)
element software license arrangements, which may include several different software products and services sold together, including training and maintenance and support, is allocated to each element based on the residual method in accordance with the Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended.
The Company uses the residual method when vendor-specific objective evidence of fair value does not exist for one of the delivered elements in the arrangement. Under the residual method, the fair value of the undelivered elements is deferred, and subsequently recognized when the product or service is delivered. The Company has established sufficient vendor-specific objective evidence for maintenance and support services based on a price charged when this element is sold separately. Accordingly, software license revenues are recognized under the residual method in arrangements in which software is licensed with maintenance and support services. Revenues related to maintenance and support are recognized on a straight-line basis over the period the maintenance is provided. In certain instances, telephone support and bug fixes are provided for free, which is provided within one year of licensing the software. The cost of providing this service is insignificant and is accrued for at the time of revenue recognition.
As products are shipped with a right of return, generally 30 days, a provision for estimated returns on these sales is made at the time of sale, based on historical experience in accordance with Statement of Financial Accounting Standards (SFAS) No. 48, Revenue Recognition When Right of Return Exists. The amounts have not been material to date. Shipping fees billed to customers are included in net sales, and costs of shipping are included in selling and administrative expenses. Shipping costs included in selling and administrative expense were $2,526,763, $444,846, and $2,738,796 for the year ended December 31, 2006, the period from January 1, 2007 to April 11, 2007 and the period from January 29, 2007 to December 31, 2007, respectively.
Revenue for training is recognized when the services have been completed, the fee is fixed and determinable, and collection is reasonably assured. Amounts billed and/or collected prior to the completion of services are recorded as deferred revenue.
The Company enters into agreements to license certain book publishing rights and content. The Company recognizes the revenue when all materials have been delivered to the customer, there are no post-delivery obligations, and the cash has been received.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
2. Significant Accounting Policies (continued)
Advertising and Promotion Costs
Advertising and promotion costs are charged to selling and administrative expenses as incurred, and were $3,013,462, $2,407,933, and $2,488,193 for the year ended December 31, 2006, the period from January 1, 2007 to April 11, 2007 and the period from January 29, 2007 to December 21, 2007, respectively. The Company recognizes catalog expense when the catalog is mailed to potential customers. The cost to print the catalog is recorded in prepaid expenses on the balance sheet until such time that the catalog is mailed. At December 31, 2006, the Company had $596,431 in pre-paid catalog expense, and the related catalogs were mailed in January, 2007.
Cash and Cash Equivalents
The Company maintains its cash in bank deposits accounts, which, at times, may exceed federally insured limits. The Company has a cash management program which provides for the investment of excess cash balances primarily in money market accounts. The Company considers such highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts of cash equivalents approximate their fair market value due to the short-term maturity of these instruments.
Accounts Receivable
Accounts receivable are recorded net of allowances for doubtful accounts and reserves for sales returns. In the normal course of business, the Company extends credit to customers that satisfy pre-defined criteria. Allowances for doubtful accounts are established through the evaluation of accounts receivable agings and prior collection experience to estimate the ultimate collectibility of these receivables. Amounts deemed uncollectible are charged off against the allowance for doubtful accounts. Reserves for sales returns are based on historical return rates and sales patterns.
Inventories
Inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) inventory method, and consist of finished goods. An estimate is made for inventory obsolescence based on demand for products currently on hand.
Property, Plant, and Equipment
Property, plant, and equipment are stated at cost, or, in the case of assets acquired in business combinations, at fair value as of the acquisition date, less accumulated depreciation and amortization. Maintenance and repair costs are charged to expense as incurred, and renewals and improvements that extend the useful life of the assets are capitalized.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
2. Significant Accounting Policies (continued)
Depreciation and amortization on property, plant, and equipment is calculated on the straight-line method over the estimated useful lives of the assets.
Estimated useful lives of property, plant, and equipment are as follows:

Estimated Useful Life
Building	35 years
Machinery and equipment	8 to 15 years
Furniture and fixtures	8 years
Computer equipment and software	2 to 5 years
Leasehold improvements	Lesser of useful life or lease term
Capitalized Internal Use Software
Capitalized internal use software is included in property, plant, and equipment on the consolidated balance sheet. The Company capitalizes certain costs related to obtaining or developing computer software for internal use under SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Costs incurred during the application development stage, including external direct costs of materials and services, and payroll and payroll-related costs for employees who are directly associated with the internal-use software project, are capitalized and amortized on a straight-line basis over the expected useful life of the related software of three to five years. The application development stage includes design, software configuration and integration, coding, hardware installation, and testing. Costs incurred during the preliminary stage, as well as maintenance, training, and upgrades that do not result in additional functionality, are expensed as incurred.
Research and Development Costs
Software research and development costs are accounted for in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed. The Company will capitalize material software-development costs incurred after the technological feasibility of software-development projects has been established. The Company determines technological feasibility has been established at the time when a working model of the software has been completed. Historically, the time incurred between when a working model of the software has been completed and general release to customers has been short, and therefore, the costs have been insignificant. As a result, for the year ended December 31, 2006, the period from January 1, 2007 to April 11, 2007, and the period from January 29, 2007 to December 21, 2007, no software development costs met the criteria for capitalization.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
2. Significant Accounting Policies (continued)
Research and development expense includes costs to develop manuscripts, which are expensed as incurred.
The amount of research and development costs that were expensed was $7,410,878, $1,736,988, and $5,246,586, for the year ended December 31, 2006, the period from January 1, 2007 to April 11, 2007, and the period from January 29, 2007 to December 31, 2007, respectively, and these expenses are included in cost of sales in the accompanying financial statements.
Royalty Advances
Royalty advances to authors are capitalized and represent amounts paid in advance of the sale of an author’s product. These costs are amortized as the related publication is sold. Advances are evaluated periodically to determine if they are expected to be recovered. Any portion of a royalty advance that is not expected to be recovered is fully reserved.
Pre-Publication Costs
The Company capitalizes the art, pre-press, and other costs incurred in the creation of the master copy of a book or other media (the pre-publication costs). Pre-publication costs are amortized over five years using the sum-of-the-years-digits method. The amortization methods and periods chosen best reflect the expected sales generated from individual titles or programs. The Company evaluates the remaining lives and recoverability of capitalized pre-publication costs.
Amortization expense related to pre-publication costs was $1,512,399, $487,488, and $99,636 for the year ended December 31, 2006, the period from January 1, 2007 to April 11, 2007, and for the period from January 29, 2007 to December 31, 2007, respectively.
Publishing Rights Intangible Assets
A publishing right allows the Company to publish and republish existing and future works, as well as transform, adapt, or create new works based on previously published materials. The Company determines the fair market value of the publishing rights arising from business combinations by discounting the after-tax cash flows projected to be derived from the publishing rights and titles to their net present value using a rate of return that accounts for the time value of money and the appropriate degree of risk. The useful life of the publishing rights is based on the lives of the various titles involved, which is generally 10 years. The Company calculates amortization using either the straight-line method or the percentage of the projected discounted cash flows derived from the titles in the current year as a percentage of the total estimated discounted cash flows over the remaining useful life.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
2. Significant Accounting Policies (continued)
Goodwill
In accordance with SFAS No. 141, Business Combinations, the Company accounts for its business combinations using the purchase method. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, the Company does not amortize goodwill, but instead tests for impairment at least annually, and more frequently upon the occurrence of certain events which may indicate that impairment has occurred. Intangible assets acquired in conjunction with a business combination are required to be separately recognized if the benefit of the intangible asset obtained is through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented, or exchanged, regardless of the acquirer’s intent to do so.
The provisions of SFAS No. 142 require that a two-step impairment test be performed on goodwill. In the first step, the Company compares the fair value, which is determined by use of a discounted cash flow technique, of the reporting unit to its carrying value. If the fair value of the reporting unit exceeds the carrying value of the net assets of that reporting unit, goodwill is not impaired, and the Company is not required to perform further testing. If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of that unit, then the Company must perform the second step of the impairment test in order to determine the implied fair value of the reporting entity’s goodwill. If the carrying value of a reporting unit’s goodwill exceeds its implied fair value, then the Company records an impairment loss equal to the difference.
The Company has two reporting units: Publishing and Learning Technologies. Determining the fair value of a reporting unit is judgmental in nature, and involves the use of significant estimates and assumptions. These estimates and assumptions may include revenue growth rates and operating margins used to calculate projected future cash flows, risk-adjusted discount rates, future economic and market conditions, and determination of appropriate market comparables. The Company bases its fair value estimates on assumptions it believes to be reasonable, but that are unpredictable and inherently uncertain. Actual future results may differ from those estimates. In addition, the Company may make certain judgments and assumptions in allocating shared assets and liabilities to determine the carrying values of its reporting units.
The Company performs the annual goodwill impairment assessment as of December 1 of each year. For the year ended December 31, 2006, the period from January 1, 2007 to April 11, 2007 and for the period from January 29, 2007 to December 31, 2007, the Company performed the first step in the impairment test and has determined that there is no impairment of its goodwill for its Publishing and Learning Technologies reporting units.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
2. Significant Accounting Policies (continued)
Long-Lived Assets and Intangible Assets
In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews the carrying value of its long-lived assets, including intangible assets subject to amortization, for impairment whenever events and circumstances indicate that the carrying value of the assets may not be recoverable. Recoverability of these assets is measured by comparison of the carrying value of the assets to the undiscounted cash flows estimated to be generated by those assets over their remaining economic life. If the undiscounted cash flows are not sufficient to recover the carrying value of such assets, the assets are considered impaired, and the impairment loss is measured by comparing the fair value of the assets to their carrying values. Fair value is determined by either a quoted market price or a value determined by a discounted cash flow technique, whichever is more appropriate under the circumstances involved. Intangible assets with determinable lives are amortized over their useful lives, based upon the pattern in which the expected benefits will be realized. For the year ended December 31, 2006 and the period from January 1, 2007 to April 11, 2007 and for the period from January 29, 2007 to December 31, 2007, the Company has determined there is no impairment of any of its long-lived assets.
Income Taxes
The Company reports under the provisions of SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as for operating loss and tax credit carryforwards. A valuation allowance is applied against net deferred tax assets if, based on the weight of available evidence, it is more likely than not some or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
Stock-Based Compensation
Through December 31, 2005, the Company accounted for its stock-based employee compensation plans on the intrinsic value method under the recognition and measurement principles of Accounting Principles Board (ABP) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations under APB No. 25. Under the intrinsic value method, compensation expense is measured on the date of grant as the difference between the deemed fair value of the Company’s common stock and the exercise or purchase price multiplied by the

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
2. Significant Accounting Policies (continued)
number of stock options granted. The Company provided pro forma disclosures only of the compensation expense determined under the fair value provisions of SFAS No. 123, Accounting for Stock-Based Compensation.
SFAS No. 123 requires the measurement of the fair value of stock options to employees to be included in the statements of operations or disclosed in the notes to financial statements. Through December 31, 2005, the Company elected the disclosure-only alternative under SFAS No. 123, which requires disclosure of the pro forma effects on earnings as if the fair value-based method of accounting under SFAS No. 123 had been adopted, as well as certain other information. In accordance with SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure, the Company has computed the pro forma disclosures required under SFAS No. 123 for options granted in the year ended December 31, 2005 using the Black-Scholes option-pricing model prescribed by SFAS No. 123.
The Company adopted SFAS No. 123(R) effective January 1, 2006. SFAS No. 123(R) requires non-public companies that used the minimum value method in SFAS No. 123 for either recognition or pro forma disclosures to apply SFAS No. 123(R) using the prospective-transition method. As such, the Company will continue to apply APB No. 25 in future periods to equity awards outstanding at the date of SFAS No. 123(R) adoption that were measured using the minimum value method. In accordance with SFAS No. 123(R), the Company recognizes the compensation cost of employee stock-based awards using the straight line method over the vesting period of the award. Effective with the adoption of SFAS No. 123(R), the Company has elected to use the Black-Scholes option pricing model to determine the fair value of stock options granted.
As a result of the April 11, 2007 acquisition of Cambium by Holdings, all unvested stock options outstanding on February 28, 2007 were accelerated and vested in full effective immediately prior to the closing. At that time, all outstanding options were canceled and converted to the right to receive a lump-sum cash payment in an amount equal to the excess of $2.5476 per share over the exercise price for each option.
For the year ended December 31, 2006 and the period January 1, 2007 through April 11, 2007, the Company recorded stock-based compensation of $260,422 and $2,872,650, respectively in connection with stock-based awards accounted for in accordance with SFAS No. 123(R).

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
2. Significant Accounting Policies (continued)
Recent Accounting Pronouncements
In July 2006, the FASB issued Financial Accounting Standards Interpretation No. 48, Accounting for Uncertainty in Income Taxes, or FIN 48. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109. FIN 48 prescribes a recognition and measurement method of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2007. The Company is currently analyzing the effects of FIN 48 on its consolidated financial position and its results of operations.
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently analyzing the effects of SFAS No. 157 on its consolidated financial position and its results of operations.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value and is effective for the Company’s fiscal year beginning January 1, 2008. The Company is currently analyzing the effects of SFAS No. 159 on its consolidated financial position and results of operations.
In December 2007, the FASB, issued SFAS No. 141 (revised 2007) (SFAS 141(R)), Business Combinations. SFAS 141(R) makes significant changes to the accounting and reporting standards for business acquisitions. SFAS 141(R) establishes principles and requirements for an acquirer’s financial statement recognition and measurement of the assets acquired; the liabilities assumed, including those arising from contractual contingencies; any contingent consideration; and any non-controlling interest in the acquiree at the acquisition date. SFAS 141(R) amends SFAS No. 109, Accounting for Income Taxes, to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable as a result of a business combination

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
2. Significant Accounting Policies (continued)
either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. The statement also amends SFAS No. 142, Goodwill and Other Intangible Assets, to, among other things, provide guidance for the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) is effective for the Company’s fiscal year beginning January 1, 2009 and may not be adopted early or applied retrospectively. The adoption of SFAS 141(R) will have an impact on the accounting for business combinations occurring on or after the adoption date, but the effect will be dependent on the acquisitions made at that time.
In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51. SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires that a noncontrolling interest, or minority interest, be recognized as equity in the consolidated financial statements and that it be presented separately from the parent’s equity. Also, the amounts of net income attributable to the parent and to the noncontrolling interest must be included in consolidated net income on the face of the income statement. SFAS No. 160 clarifies that changes in a parent’s ownership interest in a subsidiary are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated, with such gain or loss measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS No. 160 is effective for the Company’s fiscal year beginning January 1, 2009 and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests; all other requirements may only be applied prospectively. Adoption of SFAS No. 160 is not expected to have a material impact on the Company’s financial position or results of operations.
3. Acquisitions
Acquisition of Cambium Learning, Inc.
On April 12, 2007, the Company acquired Cambium and its subsidiaries: Cambium Learning (New York), Inc., Sopris West Educational Services, Inc. (Sopris West), Kurzweil Educational Systems, Inc., and IntelliTools, Inc. The Company determined that combining their media expertise and capital with the strong growth potential that existed in the pre K-12 educational market place for the types of products and services provided by Cambium would create a more competitive company. In reaching its decision to acquire Cambium, which resulted in the recognition of $192,287,322 of goodwill, there were a number of reasons why the Company believed the acquisition would be beneficial. These potential benefits include:
•	Capitalizing on a growing market and the need for accountability

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
3. Acquisitions (continued)
•	Increasing program penetration by expanding sales from current customers

•	Expanding geographic footprint in rural areas

•	Exploring acquisition opportunities in a fragmented market
The acquisition was funded through a combination of $140,108,857 of cash, $3,915,000 of executive rollover shares and $172,104,739 of debt, net of issuance cost. The aggregate purchase price, net of cash acquired and executive rollover shares, was $303,235,675, of which $21,000,000 was held in escrow. The acquisition was accounted for as a purchase transaction in accordance with SFAS No. 141. The consolidated financial statements of Holdings include the results of Cambium from the date of acquisition. The purchase price was allocated among tangible and intangible assets acquired and liabilities assumed based on fair values at the transaction date. The excess of the purchase price over the acquired tangible and intangible assets and liabilities was recorded as goodwill. The Company acquired the stock and, therefore, the additional goodwill resulting from this transaction is not expected to be tax deductible. The Company has established deferred taxes on the other nondeductible intangible assets as part of the purchase price.
The amount remaining in escrow was $20,000,000 at December 31, 2007. The escrow will be distributed the earlier of 30 days after the completion of the December 31, 2007 audit or May 31, 2008, unless certain claims remain outstanding, in which case, the amount in dispute shall remain in escrow (See Note 19 — Subsequent Events).
The following represents the allocation of the purchase price:

Current assets	$30,259,364
Property, plant and equipment	19,151,609
Other long-term assets	234,660
Goodwill	192,287,323
Other identified intangible assets	143,380,000
Current liabilities	(23,891,415)
Long-term deferred tax liabilities	(39,807,632)
Other liabilities	(15,353,233)
In-process research and development	890,000

Purchase price	$307,150,676

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
3. Acquisitions (continued)
Other identified intangibles acquired consist of the following:

		Estimated Useful
Asset	Fair Value	Life

Publishing rights	$90,300,000	11 years
Developed technology	6,300,000	6 years
Trademarks	15,580,000	16 years
Reseller networks	12,300,000	11 years
Customer relationships	13,700,000	6 to 11 years
Non-competes	2,600,000	3 years
Contracts	2,100,000	4 years
Conference attendee relationships	500,000	8 years

Total other identified intangibles	$143,380,000

Goodwill of $153,533,164 and $38,754,159 purchased in the acquisition has been allocated to the Company’s Publishing and Learning Technologies reporting units, respectively, based on their relative fair values.
Predecessor Acquisitions
Acquisition of IntelliTools, Inc.
On February 13, 2006, Cambium acquired IntelliTools, Inc. (IntelliTools), a California-based provider of technology to struggling students with limited English proficiency or need additional instructional support. Upon completing the acquisition, the Company combined IntelliTools with Kurzweil to form the Cambium Learning Technologies Group (CLT). In reaching the decision to acquire IntelliTools, which resulted in the recognition of $5,616,638 of goodwill, there were a number of specific reasons why the Company believed the acquisition would be beneficial. These potential benefits include the following:
•	IntelliTools, combined into CLT, will be able to provide a more complete offering to special needs students, generating additional sales.

•	IntelliTools, combined into CLT, will be able to achieve significant economies of scale and greater market penetration by utilizing a single direct selling, marketing, reseller network, and development team.

•	A belief that combining the back office administration and systems, the Company will be able to reduce its costs.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
3. Acquisitions (continued)
The aggregate purchase price, net of cash acquired, was $9,340,829, of which $1,500,000 was initially held in escrow, and as of December 31, 2006 and 2007, $1,000,000 and $500,000, respectively, remains in escrow. The acquisition agreement allows for up to an additional $400,000 of consideration contingent upon the achievement of certain financial targets. As of December 2006, the entire contingent payment of $400,000 was accrued, which resulted in additional goodwill. The cash used to finance this acquisition was a $10,400,000 equity contribution. The acquisition was accounted for as a purchase transaction in accordance with SFAS No. 141. The consolidated financial statements include the results of IntelliTools from the date of acquisition. The purchase price was allocated among tangible and intangible assets acquired and liabilities assumed based on fair values at the transaction date. The excess of the purchase price over the acquired tangible and intangible assets and liabilities was recorded as goodwill. The Company acquired the stock of IntelliTools and both seller and buyer made an election under §338(h)(10) of the Internal Revenue Code to treat the acquisition as an asset acquisition for tax purposes. Therefore, the goodwill and other intangible assets resulting from this transaction will be tax deductible.
The following represents the allocation of the purchase price:

Current assets	$1,184,032
Property, plant, and equipment	88,234
Other long-term assets	22,087
Goodwill	5,616,638
Other identified intangible assets	4,130,000
Current liabilities	(1,700,162)

Purchase price	$9,340,829

Other identified intangibles acquired consist of the following:

		Estimated Useful
Asset	Fair Value	Life

Developed technology	$1,770,000	4 years
Trademarks and patents	530,000	Indefinite
Non-compete	100,000	3 years
Customer relationships	1,730,000	9 years

Total other identified intangibles	$4,130,000

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
3. Acquisitions (continued)
Acquisition of Certain Assets of Lexia Learning, Inc.
On March 10, 2006, Cambium acquired the certain publishing rights and inventory of the Lexia Learning Systems, Inc., a Massachusetts corporation, for approximately $356,000. The cash used to fund this acquisition came from the Company’s general working capital. Approximately $315,000 of the purchase price was allocated to publishing rights and $41,000 to inventory. The publishing rights will be amortized on an accelerated basis over its useful life of ten years.
Acquisition of Certain Assets from Jane Fell Greene
On September 29, 2006, Cambium acquired all the copyrights and trademarks for the LANGUAGE! Product for $20,008,677. The cash used to fund this acquisition came from the Company’s general working capital. The purchase price was allocated as follows:

		Estimated Useful
Asset	Fair Value	Life

Pre-paid expenses	$120,000
Copyrights	15,588,677	10 years
Trademarks	4,300,000	14 years

Purchase price	$20,008,677

Concurrent with the acquisition of the copyrights and trademarks for LANGUAGE!, the Company entered into a new Author Agreement with Jane Fell Greene, which cancelled all previous agreements between the Company and Greene.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
4. Balance Sheet Information
Property, Plant, and Equipment
Balances of major classes of assets and accumulated depreciation and amortization consist of the following:

	Predecessor	Successor
	December 31	December 31
	2006 (as restated)	2007
Land and building	$8,709,224	$13,360,000
Furniture and fixtures	434,809	287,410
Machinery and equipment	3,692,167	3,746,557
Computer equipment and software	2,294,089	2,261,116
Leasehold improvements	127,401	138,700

Total	15,257,690	19,793,783

Less: accumulated depreciation and amortization	1,658,484	985,649

Property, plant, and equipment, net	$13,599,206	$18,808,134

Depreciation and amortization expense was $678,447, $300,778 and $986,651 for the year ended December 31, 2006, the period from January 1, 2007 to April 11, 2007 and the period from January 29, 2007 to December 31, 2007, respectively.
Performance Share Plan
At the time of the Cambium acquisition, the Company agreed to pay for a long-term incentive plan for Sopris West employees. The Company recorded a liability at fair value on the date of acquisition due to the commitment being fixed. The Company paid $220,865 in 2006 and the aggregate amount accrued as of April 11, 2007 and paid on June 30, 2007 under this plan was $7,558,990. No further amounts are due at December 31, 2007.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
5. Goodwill and Other Intangible Assets
Goodwill and other intangible assets consist of the following:

	Predecessor		Successor
	December 31, 2006, as restated		December 31, 2007
	Gross	Accumulated	Gross	Accumulated
	Book Value	Amortization	Book Value	Amortization

Goodwill	$45,417,715	$—	$192,287,323	$—

Publishing rights	27,727,287	14,431,188	90,300,000	10,473,136
Trademark	6,130,000	28,158	15,580,000	1,130,290
Customer relationships	4,111,130	1,719,116	13,700,000	3,370,681
Copyrights	21,067,779	2,278,762	—	—
Developed technology	11,570,000	3,653,484	6,300,000	1,146,348
Reseller network	1,800,000	469,000	12,300,000	2,636,246
Non-compete	140,000	45,476	2,600,000	623,519
Conference attendees	—	—	500,000	151,041
Customer contracts	—	—	2,100,000	439,838

Total other intangible assets	72,546,196	22,625,184	143,380,000	19,971,099

Total	$117,963,911	$22,625,184	$335,667,323	$19,971,099

In accordance with the provisions of SFAS No. 142, goodwill is not amortized. Amortization expense for publishing rights, trademarks, customer relationship and other intangible assets was $10,835,971, $3,335,225 and $19,971,099 for the year ended December 31, 2006, the period from January 1, 2007 to April 11, 2007, and for the period from January 29, 2007 to December 31, 2007, respectively.
Estimated aggregate amortization expense expected for each of the next five years related to intangibles subject to amortization is as follows:

	Publishing		Customer		Developed	Reseller	Non-	Conference
	Rights	Trademark	Relationship	Contracts	Technology	Network	Compete	Attendees	Total

2008	$13,565,924	$1,329,482	$3,796,083	$1,046,939	$1,324,396	$2,790,151	$866,667	$141,927	$24,861,569
2009	13,948,499	1,340,210	2,848,417	554,816	1,185,081	2,132,331	866,666	85,938	22,961,958
2010	13,605,543	1,322,641	1,804,648	58,408	1,044,145	1,594,904	243,147	52,083	19,725,519
2011	11,846,195	1,281,816	932,544		878,975	1,135,671		32,553	16,107,754
2012	9,267,222	1,201,701	518,496		721,055	789,384		18,229	12,516,087
Thereafter	17,593,481	7,973,860	429,132		—	1,221,312		18,229	27,236,014

	$79,826,864	$14,449,710	$10,329,320	$1,660,163	$5,153,652	$9,663,753	$1,976,480	$348,959	$123,408,901

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
6. Long-Term Debt
Long-term debt consists of the following:

	Predecessor	Successor
	December 31	December 31
	2006	2007

$128,000,000 of floating rate senior secured notes due 4/11/2013, interest payable quarterly	—	$127,040,000
$56,602,254 of 11.75% senior unsecured notes due 4/11/2014, interest payable quarterly	—	50,641,960
$17,500,000 of 5.5% unsecured notes issued to the former owner of Sopris West due January 30, 2009, interest payable semi-annually	$17,500,000	—

	17,500,000	177,681,960

Less: current portion of long-term debt	—	1,280,000

Total long-term debt	$17,500,000	$176,401,960

Credit Agreements of the Successor — Senior Secured Credit Facility
On April 12, 2007, Cambium entered into a $158,000,000 Senior Secured Credit Facility (the Senior Facility) with several banks for which Holdings is a Guarantor. The Senior Facility was comprised of a $30 million revolving credit agreement (the Revolver) and a $128 million loan agreement. The Senior Facility, including the Revolver for which Cambium pays annual commitment fees, expires on April 11, 2013. The Senior Facility is collateralized by all of Cambium’s personal property. The interest rate on the Senior Facility is based on either one-, three- or six-month LIBOR rate plus 2.75% and was 7.58% at December 31, 2007. The loan agreement requires quarterly principal payments of $320,000. As of December 31, 2007, Cambium had no borrowings under the Revolver and subject to certain borrowing base capacity limitations for outstanding letters of credit, had $28,545,000 available to borrow.
The Senior Facility includes a financial covenant which is a total leverage ratio. The ratio is calculated quarterly using EBITDA, which is defined as earnings before interest paid, taxes, depreciation and amortization, and other adjustments allowed under the terms of the agreement, on a rolling 12-month basis. It also contains customary covenants, including limitations on Cambium’s ability to incur debt, and events of default as defined by the agreement. The Senior Facility also limits Cambium’s ability to pay dividends, to make advances, and otherwise engage in inter-company transactions. The Senior Facility requires the total leverage ratio to be no greater than 8.0:1 in 2007, 7.75:1 for the second quarter of 2008 and 7.50:1 starting the third quarter of 2008. See Note 19, Subsequent Events, regarding the Company’s default and temporary waiver.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
6. Long-Term Debt (continued)
In the event that Cambium fails to comply with the financial covenant, Holdings has the right to make a cash contribution to the capital of Cambium, the aggregate amount not to be in excess of the minimum amount necessary to cure the relevant failure to comply with the financial covenant. Upon receipt by Cambium of such cash, the financial covenant will be recalculated giving effect to the pro forma adjustments. EBITDA shall be increased by the amount of cash contributed, solely for the purpose of measuring the financial covenant.
Credit Agreements of the Successor — Subordinated Notes
On April 12, 2007, Cambium entered into a Note Purchase Agreement and sold 11.75% notes due April 11, 2014 (the Subordinated Notes) generating gross proceeds of $50 million, in a private placement. The Subordinated Notes are guaranteed by Holdings and pay cash interest equal to 10.0% on a quarterly basis. The remaining 1.75% of interest is not due until April 11, 2014, at which time the value of these notes including accrued interest will be $56,602,254. At December 31, 2007, the total outstanding balance and accrued interest on the Subordinated Notes was $50,641,960.
The Note Purchase Agreement includes a financial covenant which requires that beginning with the quarter ended March 31, 2009, Holdings maintains as of the end of each fiscal quarter a consolidated EBITDA of not less than $25,000,000, which is defined as earnings before interest paid, taxes, depreciation and amortization, and other adjustments allowed under the terms of the agreement, on a rolling 12-month basis. It also contains customary covenants, including limitations on Cambium’s ability to incur debt, and events of default as defined by the agreement. See Note 19, Subsequent Events, regarding the Company’s default and temporary waiver.
Deferred financing costs are capitalized in other assets, net of accumulated amortization, and are amortized over the term of the related debt, using the effective interest method. In connection with the successor financings above, the Company incurred $5,895,261 in financing costs. Capitalized deferred financing costs at December 31, 2007 were $5,198,568.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
6. Long-Term Debt (continued)
At December 31, 2007, the future minimum repayments under long-term debt, including paid-in-kind interest, are payable as follows:

2008	$1,280,000
2009	1,280,000
2010	1,280,000
2011	1,280,000
2012	1,280,000
Thereafter	177,242,254

Total debt repayment	$183,642,254

Credit Agreement of the Predecessor
On March 7, 2005, Cambium had entered into a credit agreement that provided Cambium with a senior secured revolving credit facility (the Predecessor Revolver) subject to borrowing base limitations. On February 27, 2006, Cambium amended the line of credit agreement. The amendment increased the Predecessor Revolver to $12,500,000, for which Cambium paid annual commitment fees, and extended the expiration date to May 30, 2008. Borrowings under the Revolver were collateralized by all of Cambium’s personal property and the Predecessor Revolver pledges all stock owned by Cambium and EdNewco, LLC as additional security. As of December 31, 2006, the Company had $5,000,000 of borrowings outstanding and $1,125,000 of outstanding letters of credit. On April 12, 2007, the Predecessor Revolver was terminated and all borrowings under the Predecessor Revolver were paid in full.
Predecessor Long-Term Debt — Related Party
Long-term debt — related party at December 31, 2006 consists of $17,500,000 of 5.5% unsecured notes issued to the former owner of Sopris West due January 30, 2009. Interest on the notes was payable semi-annually. The notes were repaid in full on April 12, 2007, concurrent with the Holding’s acquisition of Cambium.
7. Derivative Financial Instruments
The Company uses interest rate derivative instruments to hedge its exposure to interest rate volatility resulting from its Senior Facility (see Note 6). SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (SFAS 133) requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships, including a requirement that all designations must be made at the inception of each instrument. As such initial designations were not made, SFAS 133 requires changes in the fair value of the derivative instrument to be recognized in the current period statement of operations as other income or expense.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
7. Derivative Financial Instruments (continued)
In June 2007, the Company entered into interest rate swap contracts in the notional amounts of $39.0 million which expires in June 2010. Under the agreement, to the extent that LIBOR exceeds a fixed maximum rate, the Company will receive payments on the notional amount. The total fair value of this financial instrument at December 31, 2007 was approximately $1.5 million. During the period from January 29, 2007 to December 31, 2007, the Company recognized a loss of $1,534,379 on changes in fair market value of the interest rate swap, which has been included in interest and other expenses in the accompanying consolidated statement of operations and in other long-term liabilities in the accompanying consolidated balance sheet.
8. Income Taxes
Significant components of the provision (benefit) for income taxes attributable to income from operations before taxes consist of the following:

	Predecessor		Successor
		Period from	Period from
	Year Ended	January 1	January 29
	December 31	2007 to	2007 to
	2006,	April 11,	December 31,
	(as restated)	2007	2007

Current:
Federal	$6,576,980	$501,534	$18,000
State and other	1,069,804	356,976	508,020

Total current	7,646,784	858,510	526,020

Deferred:
Federal	(3,932,925)	(4,309,520)	(7,109,967)
State and other	(310,617)	(243,048)	(1,254,700)

Total deferred	(4,243,542)	(4,552,568)	(8,364,667)

Total tax provision (benefit)	$3,403,242	$(3,694,058)	$(7,838,647)

The Company has recorded a total tax benefit in the periods January 1, 2007 to April 11, 2007, and from January 29, 2007 to December 31, 2008 as a result of deferred tax assets that are expected to be realized in future periods.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
8. Income Taxes
The significant components of the net deferred tax assets and liabilities are shown in the following table:

	Predecessor,
	December 31	Successor,
	2006 (as	December 31
	restated)	2007

Deferred tax assets:
Net operating and capital loss carryforwards	$726,438	$2,652,843
Deferred compensation	3,192,730	147,607
Depreciation and amortization	2,629,540	31,379
Intangible assets	631,000	14,703,398
Embezzlement Loss	2,185,625	4,878,100
Other, net	1,008,211	3,491,236
Reserves	705,921	992,361
Valuation allowance	(2,325,966)	(1,028,717)

	8,753,499	25,868,207

Deferred tax liabilities:
Intangible and fixed assets	(8,706,000)	(49,453,624)
Other, net	(7,282)	(488,764)

Net deferred tax assets (liabilities)	$40,217	$(24,074,181)

The net deferred tax liabilities are stated at prevailing statutory income tax rates. Deferred tax assets and liabilities are reflected on the Company’s consolidated balance sheet are as follows:

	December 31	December 31,
	2006	2007

Current deferred tax assets	$3,738,476	$5,362,054
Non-current deferred tax liabilities	(3,698,259)	(29,436,235)

Net deferred tax assets (liabilities)	$40,217	$(24,074,181)

In 2006 the major components attributable to the difference between the federal statutory rate of 35% and the actual rate are valuation allowances state taxes, non-deductible meals and entertainment, §199 manufacturer’s deduction, and the extraterritorial income exclusion. In the period ended April 11, 2007, the major components attributable to the difference between the federal statutory rate of 35% and the actual rate are valuation allowances state taxes, non-deductible meals and entertainment, and non-deductible acquisition costs. In the period ended December 31, 2007 the major components attributable to the difference between the federal statutory rate of 35% and the actual rate are state taxes, non-deductible meals and entertainment, and in-process R&D.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
8. Income Taxes (continued)
As of December 31, 2007, the Company had federal consolidated net operating loss carryforwards of approximately $4,100,000, which expire in 2027.
The deferred tax assets at December 31, 2006 and December 31, 2007 were each reduced by a valuation allowance of $2,325,966 and $1,028,717, respectively, which in 2006 are related to the tax benefits of the amortization of intangibles, capital losses and state net operating losses that are not expected to be realized, and in 2007 related to capital losses and state net operating loss not expected to be realized.
9. Stockholders’ Equity — Predecessor
The rights and preferences of each of the Company classes of stock are as follows:
Common Stock
At December 31, 2006 the Company had authorized 110,000,000 shares of common stock, of which 2,720,718 were issued, 100,000,000 were reserved for the conversion of preferred stock, and 7,000,000 shares were reserved for issuance upon exercise of common stock options, of which 5,860,750 options were issued.
Voting
Each share of common stock of the Company shall have identical rights and privileges in every respect. The holders of shares of common stock are entitled to vote upon all matters submitted to a vote of the stockholders of the Company, and shall be entitled to one vote for each share of common stock held.
Dividends
Dividends may be declared on the shares of common stock by the Board of Directors in accordance with the criteria set forth in the Series A Preferred Stock dividend rights.
Series A Preferred Stock
At December 31, 2006, the Company had authorized 100,000,000 shares of preferred stock, of which 100,000,000 have been designated as Series A Preferred Stock.
In February 2006, the Company issued and sold an aggregate of 10,400,000 shares of Series A Preferred Stock at a price of $1.00 per share. The Company recorded a beneficial conversion feature of $3,016,000 related to these shares.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
9. Stockholders’ Equity (continued)
In May 2006, the Company issued and sold an aggregate of 1,250,000 shares of Series A Preferred Stock to key senior management employees at a price of $1.00 per share. Related to these shares, the Company recorded compensation expense of $1,703,277, including the gross-up of taxes, and $925,000, excluding the gross-up of taxes.
Ranking
Series A Preferred Stock shall rank senior to all other equity securities of the Company, including any other series or class of the Company’s preferred stock, common stock, or other capital stock, now or hereafter authorized, unless by its terms such series or class of equity securities ranks senior to or pari passu with the Series A Preferred Stock, and such series or class of equity securities has been authorized and approved in accordance with the provisions of the agreement by the holders of a majority of the then-outstanding shares of Series A Preferred Stock.
Dividends and Distributions
Subject to the prior rights and preferences, if any, applicable to shares of the preferred stock or any series thereof that ranks senior to or pari passu with the Series A Preferred Stock and that has been authorized and approved in accordance with the provisions of the agreement by the holders of a majority of the then-outstanding shares of Series A Preferred Stock, the Board of Directors may declare and pay dividends (payable in cash, stock, or otherwise) at any time and from time to time out of any funds the Company legally has available therefore in the following order of priority:
(i)	First, to the holders of Series A Preferred Stock, pro rata, in proportion to their respective ownership of the Series A Preferred Stock until each such holder has received 100% of the original issue price such Series A Preferred Stock paid by such holder.

(ii)	Second, to the holders of Series A Preferred Stock, pro rata, in proportion to their respective ownership of the Series A Preferred Stock until each such holder has received cumulative dividends equal to a pre-tax annual rate of return of 8% of the original issue compounded quarterly as such amount is determined in good faith by the Board.

(iii)	Thereafter to the holders of Series A Preferred Stock and common stock, pro rata, in proportion to the number of shares of common stock each holder would be entitled to receive upon conversion of all of the Series A Preferred Stock into common stock.
As of December 31, 2006 and through April 11, 2007, no dividends have been declared or paid.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
9. Stockholders’ Equity (continued)
Voting Rights
In addition to any voting rights provided by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:
Each share of Series A Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, on all matters voted on by holders of common stock, voting together as a single class with the holders of the common stock, and with holders of all other shares entitled to vote thereon.
Each share of Series A Preferred Stock shall entitle the holder to the number of votes with respect to such share as is equal to the number of votes that such holder would be entitled to cast assuming that such share of Series A Preferred Stock had been converted on the record date into the number of shares of common stock then issuable upon conversion of such share of Series A Preferred Stock.
Liquidation, Dissolution, or Winding Up
In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the assets of the Company shall be distributed to the holders of preferred stock and common stock consistent with the distribution of dividends described above. If, upon any liquidation, dissolution, or winding up of the Company, the assets of the Company available for distribution to the holders of the Series A Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Series A Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full. A consolidation or merger of the Company resulting in the holders of the issued and outstanding voting securities of the Company immediately prior to such transaction owning or controlling a majority of the issued and outstanding voting securities of the continuing or surviving entity immediately following such transaction shall not be deemed to be a liquidation, dissolution, or winding up of the Company.
Conversion
Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time or from time to time, into a number of shares of common stock equal to a fraction, the numerator of which is the Series A Liquidation Preference and the denominator of which is the

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
9. Stockholders’ Equity (continued)
Adjusted Conversion Price then in effect. At April 11, 2007, just prior to the acquisition by Holdings, each share of Series A Preferred Stock outstanding converted into one share of common stock.
10. Members’ Equity
VSS-Cambium Holdings, LLC
Holdings was formed on January 29, 2007 and on that date entered into a stock purchase agreement that provided for the purchase by Holdings of all of the outstanding stock of Cambium. Each Investor and Executive Member (Member) contributed capital which totaled $144,023,857, including cash and carryover interest, and was issued a membership interest in Holdings. The capital contributed was then used to purchase the outstanding stock of Cambium on April 12, 2007. No future capital contribution is required to Holdings by its Members.
Holdings shall distribute cash and securities at the times determined by the Board at its sole discretion. The amount of each Distribution shall be as follows:
(a)	first, to the Members, in proportion to their membership interest, until the aggregate amount equals the aggregate amount of their capital contributions;

(b)	second, to the Members, in proportion to their respective Percentages, a return on the aggregate amount of their capital contributions from the date of the making of such contributions at the rate of eight percent (8%) per year, compounded annually;

(c)	then, upon the occurrence of a Realization Event, to the Management LLC for the aggregate amount of up to 17% of the remaining proceeds from the Realization Event;

(d)	the balance to the Members in proportion to their membership interest.
No returns on capital have been accreted as of December 31, 2007.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
10. Members’ Equity (continued)
The term “Realization Event” means the date upon which the Members of Holdings receive cash equal to more than 50% of the total consideration to which they are entitled in connection with any of the following transactions (with non-cash consideration valued at fair market value as reasonably determined by the Board):
(a)	a sale or assignment, in one transaction or in a series of related transactions, of more than 50% of the percentage interests in Holdings (other than a sale or assignment to an affiliate of an Investor Member or a sale or assignment in connection with one or more public offerings);

(b)	a sale or other disposition, in one transaction or in a series of related transactions, of assets of Holdings or of Cambium having a value equal to more than 50% of the total value of the assets of Holdings and Cambium; or

(c)	a merger or consolidation involving Holdings or Cambium following which the Members of Holdings prior to such transaction do not own in the aggregate, directly or indirectly, 50% or more of the equity or voting interests in the surviving or successor entity.
Following a Realization Event, a sale of membership or any other sale of membership interests, or a merger, Holdings shall have the right to withhold, and each of the selling Members shall contribute and pay over from the proceeds received or receivable, a pro rata portion of the proceeds payable in any such transaction equal to the amount necessary, as reasonably determined by the Board, to satisfy any post-transaction indemnification, purchase price adjustment, or other similar escrow or holdback obligation.
If an initial public offering of equity interests in any subsidiary of Holdings shall occur, the Board may, in its sole discretion, cause Holdings to distribute its shares in the public subsidiary to the Investor Members and the Executive Members in accordance with the Distribution.
If an Executive Member’s employment by Holdings or one of its subsidiaries is terminated for Cause or is terminated by the Executive Member without good reason (each, a Trigger Termination), then, Holdings shall have the option (but not the obligation), exercisable for 180 days after such termination, to purchase the Executive Member’s membership interest in the Company, in whole or in part, at the fair market value thereof as of the last day of the calendar month in which such Trigger Termination occurs. Holdings may exercise this option upon determination of the Board. If the Company exercises this option, the Company will accrete the difference and record the obligation as a liability. The total executive members interest was subject to this provision at December 31, 2007 was $2,915,000.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
10. Members’ Equity (continued)
VSS-Cambium Management, LLC
VSS-Cambium Management, LLC (Management LLC) is a Delaware Limited Liability Company formed on February 7, 2007. Management is a member and holds a $50,000 equity interest in Holdings. Its members are Holdings and individuals admitted as Management Members. Management Members may include employees of and consultants to Cambium. Management LLC is authorized to sell a total of 100,000 Management LLC units. Management Members are entitled to receive from Holdings following the occurrence of a Realization Event, distributions in an aggregate amount of up to 17% of the amount available for distribution to the Member of Holdings after repayment of all capital contributions made by them plus an 8% compounded amount return on those contributions.
Upon the occurrence of a Realization Event, all of the authorized but un-issued LLC Units automatically shall be issued pro rata to the Management Members of the Company who are active employees, except that Holdings may, in its absolute discretion, allocate those LLC Units in some of the member recommended by the Chief Executive Officer of Holdings.
Each Management Member units are subject to vesting, but upon the occurrence of Realization Event each member of the Management LLC who is an active employee shall be deemed to be fully vested. Each Management Member’s interest, in most cases, shall vest solely upon a Realization Event and certain others vest over a four year period; however, the Management Member loses the right to the vested shares in the case of a voluntary termination or a termination for cause. Upon a vesting or Realization Event, the Company will record compensation expense and a related liability related to the cash payable on distribution.
As of December 31, 2007, 65,761 units for a total of $32,881 have been sold and distributed to certain employees of Cambium.
11. Defined Contribution Retirement Plan
Cambium has established a defined contribution retirement plan, the Cambium Learning 401(k) Savings Plan, which conforms to Section 401(k) of the Internal Revenue Code, and covers substantially all of Cambium’s eligible employees. Participants may elect to contribute a percentage of their compensation subject to an annual limit. Cambium provides a matching contribution in amounts up to 4.5% of employee compensation. The 401(k) matching contribution expense was $695,642, $292,622, and $472,219 for the year ended December 31, 2006, the period from January 1, 2007 to April 11, 2007 and for the period from January 29, 2007 to December 31, 2007, respectively.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
12. Disclosures About Fair Value of Financial Instruments
The fair value of a financial instrument is deemed to be the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2007, the financial instruments include cash and cash equivalents and the $127,040,000 Senior Secured Tranche B Notes outstanding and the $50,641,960 senior unsecured subordinated Notes. The fair market values of cash and cash equivalents are equal to their carrying value. The fair market value of the Notes are subject to market conditions; however, a limited trading market restricts the ability to freely trade the debt. Based on the limited trading market, the Company is unable to determine the fair value of the Notes.
13. Stock Option Plan — Predecessor
2004 Stock Compensation Plan
The Company adopted the Cambium Learning 2004 Stock Compensation Plan (the 2004 Option Plan) on April 28, 2004. A total of 7,000,000 shares of common stock have been authorized and reserved for issuance under the 2004 Option Plan. Under the terms of the 2004 Option Plan, the Company is authorized to grant incentive stock options as defined under the Internal Revenue Code, non-qualified options, restricted stock, bonus stock, performance awards, and cash awards to employees, officers, directors, consultants, and advisors. Options granted under the 2004 Option Plan typically expire ten years from the date of grant.
The 2004 Option Plan is administered by the compensation committee of the Board of Directors, which selects the individuals to whom equity-based awards will be granted and determines the option exercise price and other terms of each award, subject to the provisions of the 2004 Option Plan. The 2004 Option Plan provides that at the sole discretion of the compensation committee upon an acquisition of the Company, all options to purchase common stock will become exercisable, all restrictions on restricted stock will lapse, and/or all performance share awards will be paid out pro-rata based on the level of performance attained as of such date. Options granted under the 2004 Option Plan typically vest over a four- to six-year period. At April 11, 2007, there was no restricted or bonus stock issued under the 2004 Option Plan, and there were no performance awards or cash awards issued under the 2004 Option Plan. At December 31, 2006 and April 11, 2007, 1,139,250 shares were available for future grant under the 2004 Option Plan.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
13. Stock Option Plan (continued)
The Company uses the Black-Scholes option pricing model to calculate the grant date fair value of an award. The fair value of options granted were calculated using the following estimated weighted-average assumptions:

Year Ended
December 31
2006
Risk-free interest rate	4.8% – 4.87%
Expected dividend yield	0%
Volatility factor	55.43% – 56.06%
Expected lives	6.25 years
Weighted-average fair value of options granted	$0.63
As there is no public market for the Company’s common stock, the volatility for options granted in 2006 has been determined based on the analysis of reported data for a peer group of companies that issued options with substantially similar terms. The expected life of options has been determined utilizing the “simplified” method as prescribed by the SEC’s Staff Accounting Bulletin No. 107, Share-Based Payment. The risk-free interest rate is based on a zero coupon United States Treasury instrument whose term is consistent with the expected life of the stock options. The Company has not paid, and does not anticipate paying, cash dividends on its shares of common stock; therefore, the expected divided yield is assumed to be zero. SFAS No. 123(R) requires companies to utilize an estimated forfeiture when calculating the expense for the period. As a result, the Company applied an estimated forfeiture rate of 0% in the year ended December 31, 2006.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
13. Stock Option Plan (continued)
Information with respect to activity under the 2004 Option Plan is as follows:

		Weighted-
	Number of	Average
	Shares	Exercise Price
Outstanding at December 31, 2005	3,927,465	$2.31
Granted	2,325,000	2.00
Exercised	—	—
Canceled	(391,715)	2.15

Outstanding at December 31, 2006	5,860,750	$2.20
Granted	—	—
Exercised	—	—
Canceled	5,860,750	$2.20

Outstanding at April 11, 2007	—	—

In February 2007, in connection with the acquisition of Cambium, all outstanding stock options were modified such that they became fully vested, prior to the effective time of the acquisition. All outstanding options prior to the effective time of the acquisition were canceled in exchange for cash in an amount equal to the excess, if any, of the fair value over the exercise price of the option, multiplied by the number of shares of common stock underlying the option. Cambium has recorded and expensed $2,872,650 in its consolidated statement of operations for the period from January 1, 2007 through April 11, 2007 as a result of the modification.
14. Commitments and Contingencies
Leases
Cambium has operating leases for various office and warehouse equipment and office and warehouse facilities that expire at various dates through 2016. Certain leases contain renewal and escalation clauses for a proportionate share of operating expenses.
Cambium has a build-to-suit lease for warehouse space in Frederick, Colorado. The lease requires minimum monthly rents that expire on October 31, 2016. The lease is renewable at the Company’s option for two additional periods of five years each. The Company has an outstanding letter of credit in the amount of $1,000,000 to secure the lease.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
14. Commitments and Contingencies (continued)
The Company evaluated the provisions of Emerging Issues Task Force (EITF) 97-10, The Effect of Lessee Involvement in Asset Construction, and SFAS No. 98, Accounting for Leases, and concluded that due to the Company’s collateral to the landlord, in the form of the $1,000,000 letter of credit, that it is deemed the owner of the land and building for accounting purposes. As a result, the related capitalized costs for the warehouse space in Frederick, Colorado are now classified as “land and building” and are included in property, plant, and equipment, net, in the accompanying balance sheets. A liability for the same amount appears as other accrued expenses and accrued long-term building costs, representing the short- and long-term components. Due to the acquisition of Cambium, the Company recorded an increase of $4,747,587 in purchase accounting related to the fair market value of land and building for the warehouse space on the date of acquisition. The related liability has been adjusted accordingly. The cost of the building is being depreciated over a 35-year useful life. The amount of the depreciation expense was $36,079, $60,732, and $264,604 for the year ended December 31, 2006, the period from January 1, 2007 through April 11, 2007, and the period April 12, 2007 through December 31, 2007, respectively. Additionally, the obligation will be reduced over the life of the lease at an interest rate of 5.54%. At the end of the original lease term, the land and building, net of accumulated depreciation, will be equal to the remaining liability.
The future minimum lease commitment under this build-to-suit lease is payable as follows:

2008	$966,024
2009	1,006,108
2010	1,026,150
2011	1,037,173
2012	1,092,289
Thereafter	4,357,465

Total minimum lease payments	$9,485,209

The future minimum rental commitments under all remaining noncancelable leases for real estate operating leases are payable as follows:

2008	$1,250,911
2009	1,084,094
2010	649,356
2011	649,356
2012	649,356
Thereafter	270,565

Total minimum lease payments	$4,553,638

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
14. Commitments and Contingencies (continued)
Operating rent expense was $1,905,554, $375,144, and $939,208 for the period from January 1, 2006 to December 31, 2006, January 1, 2007 to April 11, 2007 and for the period from January 29, 2007 to December 31, 2007, respectively.
Contingencies
Cambium is involved in ordinary and routine litigation and matters incidental to its business. There are no such matters pending that Cambium expects to be material in relation to its financial condition, results of operations, or cash flow.
Cambium is contingently liable for $1,455,000 of letters of credit, performance bonds and surety bonds posted as security for its operating activities. The full amount is backed by letters of credit from the Revolver. Under the terms of the Revolver, outstanding letters of credit are deducted from the unused borrowing capacity.
Indemnification Provisions
Except as limited by Massachusetts law, the by-laws of the Company require it to indemnify certain current or former directors, officers, and employees of the Company against expenses incurred by them in connection with each proceeding in which he or she is involved as a result of serving or having served in certain capacities. Indemnification is not available with respect to a proceeding as to which it has been adjudicated that the person did not act in good faith in the reasonable belief that the action was in the best interests of the Company. The maximum potential amount of future payments the Company could be required to make under these provisions is unlimited. The Company has never incurred significant costs related to these indemnification provisions. As a result, the Company believes the estimated fair value of these provisions is minimal.
The Company accepts standard limited indemnification provisions in the ordinary course of business, whereby it indemnifies its customers for certain direct damages incurred in connection with third-party patent or other intellectual property infringement claims with respect to the use of the Company’s products. The term of these indemnification provisions generally coincides with the customer’s use of the Company’s products. The maximum potential amount of future payments the Company could be required to make under these provisions is always subject to fixed monetary limits. The Company has never incurred significant costs to defend lawsuits or settle claims related to these indemnification provisions. As a result, the Company believes the estimated fair value of these provisions is minimal.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
15. Related Party Transactions
Veronis Suhler Stevenson LLC
Cambium entered into an advisory fee agreement with Veronis Suhler Stevenson LLC (VSS LLC), effective on April 12, 2007. Under the term of the agreement, VSS LLC provides Cambium the following services: (i) advice in connection with the negotiation of agreements, contracts, documents, and instruments necessary to provide Cambium with financing from banks on terms and conditions satisfactory to Cambium; and (ii) financial, managerial, and operational advice in connection with its day-to-day operations, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing, and financial performance of Cambium. Cambium has agreed to pay VSS LLC an advisory fee of $200,000, plus out-of-pocket expenses, annually, payable quarterly in arrears, in exchange for these services. The Company expensed $144,658 in 2007 for management fees. At December 31, 2007, $100,685 was due to VSS LLC, and $100,000 was included in accounts payable and $685 in other accrued expenses on the accompanying consolidated balance sheet.
In each instance that an additional equity investment is made in Holdings (regardless of whether such investment is such Member’s initial equity investment or a subsequent equity investment) and in each instance that Holdings obtains debt financing from any party, Veronis Suhler Stevenson LLC (VSS LLC) or its designee, shall be entitled to investment banking fees from Holdings at the time of any such investment or financing in an aggregate amount of 1.0% of the gross proceeds of such investment or financing. Upon each acquisition or disposition of any business or entity by Holdings or any of its subsidiaries or affiliates, Holdings shall pay VSS LLC, or its designee, an investment banking fee in an amount equal to 1.0% of the enterprise value of that business or entity. Holdings shall promptly reimburse VSS LLC for all out-of-pocket fees and expenses incurred by it in performing any investment banking services or any other services for or on behalf of the Company, including, without limitation, any legal, financial or tax advisor fees, and travel, hotel and meal expenses incurred. Holdings paid to VSS Fund Management LLC a one-time transaction fee of $3,200,000 in cash at the closing of the acquisition of Cambium; of this, $500,000 was allocated to deferred financing costs and $2,700,000 was allocated to purchase price.
Whitney
Cambium entered into a management services agreement with Whitney V Management Co., LLC (Whitney), effective on January 1, 2004. Under the terms of the agreement, Whitney provided Cambium the following services: (i) advice in connection with the negotiation of agreements, contracts, documents, and instruments necessary to provide Cambium with financing from banks on terms and conditions satisfactory to Cambium; and (ii) financial,

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
15. Related Party Transactions (continued)
managerial, and operational advice in connection with its day-to-day operations, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing, and financial performance of Cambium. Cambium has agreed to pay Whitney a management fee of not less than $250,000, plus out-of-pocket expenses, annually, payable quarterly in arrears, in exchange for these services. The Company expensed $324,314 for the period January 1, 2006 through December 31, 2006 and $92,500 for period January 1, 2007 to April 11, 2007 for management fees. Furthermore, the Company has agreed to pay Whitney a transaction fee equal to 1% of the enterprise value of assets or securities acquired from third parties by Cambium. In 2006, the Company paid Whitney a fee of $104,000 in connection with the acquisition of IntelliTools, Inc. This agreement was terminated on April 12, 2007 when Cambium was acquired by Holdings.
Cactus Investments, LLP
The Company leased office and warehouse space in Longmont, Colorado from Cactus Investments, LLP. A general partner of Cactus Investments, LLP was a director of Cambium through April 11, 2007. The Company paid $497,880 in the period January 1, 2006 through December 31, 2006 and $169,320 in the period January 1, 2007 through April 11, 2007 for rent for this location.
16. Other Information
The Company’s geographic area of operation is predominantly the United States. Export or foreign sales to locations outside the United States are not significant to the Company’s business segments. No single customer accounts for more than 10% of consolidated net sales. Although the loss of a single customer or a few customers would not have a material adverse effect on the Company’s business, schedules of school adoptions and market acceptance of the Company’s products can materially affect year-to-year revenue performance.
17. Restructuring
In December 2007, Cambium developed, approved and communicated a plan to consolidate the Petaluma, California, office and reduce the work force. As of December 31, 2007, severance costs of $60,305 are accrued under the plan and are classified as other accrued expense in the accompanying balance sheet. The Company expensed $33,695 and $98,483 of severance costs for the period January 1, 2007 to April 11, 2007 and for the period from January 29, 2007 to December 31, 2007, respectively.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
18. TASA Settlement
On February 15, 2007, Touchstone Applied Science Associates, Inc. (TASA) filed a complaint in the United States District Court, Southern District of New York, against Cambium Learning, Inc., requesting a judgment declaring that the parties entered into a licensing agreement pursuant to which, in consideration of defendant paying in a timely manner an annual licensing fee, defendant acquired the limited right to use TASA’s DRP specified materials only for the LANGUAGE! third edition and otherwise only for a five-year period, measured from the date the materials were delivered through April 2009. Cambium previously asserted that the license is perpetual, subject to the timely payment of the annual license fee of $23,000. On July 31, 2007, Cambium and TASA reached a settlement agreement on this matter. Cambium agreed to pay TASA $300,000 for a irrevocable, royalty free, fully paid up, perpetual license to use TASA’s DRP specified materials for the life of LANGUAGE! third edition. This amount is capitalized in prepublication costs and is being amortized over its estimated useful life.
19. Subsequent Events — (subject to change)
Embezzlement Loss
Of the total embezzlement loss of $13,995,984 described in Note 1, $1,800,735 occurred in 2008, subsequent to the date of these financial statements. In addition, the Company will incur significant expenses associated with the investigation of the embezzlement matter. Both the embezzlement loss of $1,800,735 and investigation expenses will be reflected in the financial statements for the year ended December 31, 2008.
While the Company believes recovery of some portion of the funds stolen is possible, the amount is uncertain and no benefit has been recorded in these financial statements for recovery.
Escrow Claim
As more fully described in Note 3 — Acquisitions, $20,000,000 of the purchase price of Cambium Learning, Inc. was held in escrow. Pursuant to an agreement dated July 10, 2008 by and between the former shareholders of the predecessor company and the members of the successor company, the remaining escrow amount was distributed in its entirety to VSS — Cambium Settlement Fund, LLC (Settlement Fund). Also, the former shareholders of the predecessor company agreed to contribute an additional $10,000,000 to the Settlement Fund. The total settlement of $30,000,000 will be used to cover costs incurred in connection with the Embezzlement Matter (see Note 1). The former shareholders also agree to forego any claims or rights to any amount held in escrow in exchange for which the members of VSS — Cambium Holdings, LLC indemnify the former shareholders from any claim in connection with the embezzlement matter.

Cambium Learning, Inc. (Predecessor) and
VSS-Cambium Holdings, LLC (Successor)
Notes to Consolidated Financial Statements (continued)
19. Subsequent Events (continued)
Loan Agreement — Default and Temporary Waiver
As a result of the embezzlement and the relevant investigation, the Company was unable to issue its 2007 financial statements until after April 14, 2008, causing a financial reporting default under the Senior Facility and Subordinated Notes Agreements. Pursuant to Agreements entered into on May 20, 2008, the lenders have temporarily waived the financial reporting defaults, and extended the date upon which the Company is required to deliver the relevant financial reports until August 14, 2008. During the period of temporary waiver, interest on the $128,000,000 senior secured notes and $56,602,254 senior unsecured subordinated notes is calculated at 2% higher than called for in the agreements. The additional interest for the Subordinated Notes is added to the principal of the notes and payable at maturity.
While in default, including the period of temporary waiver, the Company is prohibited from borrowing against the revolving credit agreement. In order to assist the Company in meeting its seasonal, short-term financing requirements, three members of the Company made unsecured loans to the Company totaling $7,000,000, payable October 11, 2014, with interest at 14% per year, payable quarterly beginning June 30, 2008, or at the option of the Company added to the principal (Members’ Loans). In the event of default on the Members’ Loans, interest will accrue at 16%. The additional 2% interest will be added to the principal and payable at maturity. A event of default occurs if the Company fails to make any required payments under any of its financing obligations, receives a judgment against it for $1,000,000 or more, or fails to meet any of the terms of notes payable with respect to the Members’ Loans. As of the date of these financial statements, the Company is not in default of the Members’ Loans. The amounts payable to each member are as follows:

Member (Lender)	Note Payable

VSS Communications Partners IV, L.P.	$3,233,935
VSS Communications Parallel Partners IV, L.P.	3,580,313
VSS Communications Parallel II Partners IV, L.P.	185,752

Total	$7,000,000

Supplemental Information
(Exhibit I)

VSS-Cambium Holdings, LLC
Consolidating Balance Sheet
December 31, 2007

		Holdings &		Holdings
	Cambium Learning,	Management LLC		Year Ended
	Inc.	Consolidated	Eliminations	December 31, 2007

Assets
Current assets:
Cash and cash equivalents	$1,173,365	$32,881	$—	$1,206,246
Accounts receivable, net of allowance for bad debts of $489,695 and sales returns of $205,564	9,508,735	—	—	9,508,735
Inventories	9,698,171	—	—	9,698,171
Performance share plan	—	—	—	—
Deferred tax benefit	5,362,054	—	—	5,362,054
Prepaid expenses and other current assets	825,544	—	—	825,544

Total current assets	26,567,869	32,881	—	26,600,750

Property, plant and equipment, net	18,808,134	—	—	18,808,134
Pre-publication costs	2,685,338	—	—	2,685,338
Author advances	56,323	—	—	56,323
Goodwill	192,287,323	—	—	192,287,323
Other intangible assets	123,408,901	—	—	123,408,901
Investment in Cambium Learning, Inc	—	144,023,857	(144,023,857)	—
Other long term assets	5,291,534	—	—	5,291,534

Total assets	$369,105,422	$144,056,738	$(144,023,857)	$369,138,303

VSS-Cambium Holdings, LLC
Consolidating Balance Sheet (continued)
December 31, 2007

				Holdings
		Holdings &		Year Ended
	Cambium	Management LLC		December 31
	Learning, Inc.	Consolidated	Eliminations	2007

Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	$5,976,467	$—	$—	$5,976,467
Royalties payable	1,433,421	—	—	1,433,421
Accrued salaries, bonus, commissions	2,234,239	—	—	2,234,239
Current portion of long term debt	1,280,000	—	—	1,280,000
Income tax payable	298,893	—	—	298,893
Deferred revenue	1,429,521	—	—	1,429,521
Deferred compensation	100,000	—	—	100,000
Other accrued expenses	4,063,220	32,881		4,096,101

Total current liabilities	16,815,761	32,881		16,848,642

Long term debt	176,401,960	—	—	176,401,960
Co-development liability	780,092	—	—	780,092
Deferred income taxes	29,436,235	—	—	29,436,235
Deferred compensation	269,020	—	—	269,020
Building lease liability	13,239,336	—	—	13,239,336
Other	2,083,011	—	—	2,083,011

Total liabilities	239,025,415	32,881		239,058,296

Commitments and contingencies (Note 15)

Members’ equity:
Members’ interest	—	144,023,857	—	144,023,857
Common stock	144,023,857	—	(144,023,857)	—

Accumulated deficit	(13,943,850)	—	—	(13,943,850)

Total owners’ equity	130,080,007	144,023,857	(144,023,857)	130,080,007

Total liabilities & owners’ equity	$369,105,422	$144,056,738	$(144,023,857)	$369,138,303

VSS-Cambium Holdings, LLC
Consolidating Statement of Operations
For the Period from January 29, 2007 (inception) to December 31, 2007

				Holdings
		Holdings &		Year Ended
	Cambium	Management LLC		December 31
	Learning, Inc.	Consolidated	Eliminations	2007

Net sales	$80,847,321	$—	$—	$80,847,321

Cost and expenses
Cost of sales, excluding pre-publication and publishing rights amortization	31,308,237	—	—	31,308,237
Pre-publication, publishing rights and developed technology amortization	12,842,070	—	—	12,842,070

Total cost of sales	44,150,307	—	—	44,150,307

Selling and administrative	29,926,744	—	—	29,926,744
Other intangible asset amortization	7,228,665	—	—	7,228,665
Acquired in-process research and development	890,000	—	—	890,000
Embezzlement expenses	5,731,671	—	—	5,731,671

Total cost and expenses	87,927,387	—	—	87,927,387

Income (loss) from operations	(7,080,066)	—	—	(7,080,066)
Interest and other expenses	(14,702,431)	13,341	—	(14,689,090)

Income (loss) from operations before taxes	(21,782,497)	13,341	—	(21,769,156)

Income tax benefit	(7,838,647)	—	—	(7,838,647)

Net Income (loss)	$(13,943,850)	$13,341	$—	$(13,930,509)

VSS-Cambium Holdings, LLC
Consolidating Statement of Cash Flows
For the Period from January 29, 2007 (inception) to December 31, 2007

		Holdings &
		Management		Holdings
	Cambium Learning,	LLC		Year Ended
	Inc.	Consolidated	Eliminations	December 31, 2007

Operating activities
Net income	$(13,943,850)	$13,341	$—	$(13,930,509)
Adjustments to reconcile net income to cash flows provided by (used in) operating activities:
Depreciation and amortization expense on property, plant and equipment	986,651	—	—	986,651
Amortization expense on pre-publication costs and intangible assets	20,070,735	—	—	20,070,735
Acquired in-process research and development	890,000	—	—	890,000
Inventory Step-Up	2,931,000	—	—	2,931,000
Non-cash interest expense	641,960	—	—	641,960
Amortization of deferred financing costs	679,333	—	—	679,333
Loss on derivative instruments	1,534,379	—	—	1,534,379
Deferred taxes	(8,364,668)	—	—	(8,364,668)
Changes in operating assets and liabilities:				—
Accounts receivable	305,707	—	—	305,707
Inventories	(867,025)	—	—	(867,025)
Accounts payable	(1,182,890)	—	—	(1,182,890)
Royalties, net	650,609	—	—	650,609
Other, net	(7,806,845)	32,881		(7,773,964)

Net cash provided by (used in) operating activities	(3,474,904)	46,222		(3,428,682)

Investing activities
Acquisition of businesses, less cash acquired	—	(303,235,675)	—	(303,235,675)
Pre-publication expenditures	(2,726,476)	—	—	(2,726,476)
Property, plant and equipment expenditures	(643,176)	—	—	(643,176)

Net cash used in investing activities	(3,369,652)	(303,235,675)	—	(306,605,327)

VSS-Cambium Holdings, LLC
Consolidating Statement of Cash Flows (continued)
For the Period from January 29, 2007 (inception) to December 31, 2007

		Holdings &		Holdings
		Management		Year Ended
	Cambium Learning,	LLC		December 31
	Inc.	Consolidated	Eliminations	2007

Financing activities
Proceeds from capital contribution	$—	$140,108,857	$—	$140,108,857
Proceeds from the issuance of long-term financing	—	172,104,739	—	172,104,739
Payment of long-term financing	(960,000)	—	—	(960,000)
Borrowings under revolving credit facility	4,500,000	—	—	4,500,000
Payment of revolving credit facility	(4,500,000)	—	—	(4,500,000)
Distribution to members	—	(13,341)	—	(13,341)

Net cash flow provided by financing activities	(960,000)	312,200,255	—	311,240,255

Increase (decrease) in cash and cash equivalents	(7,804,556)	9,010,802	—	1,206,246
Cash and cash equivalents at the beginning of the year	8,977,921	(8,977,921)	—	—

Cash at year end	$1,173,365	$32,881	$—	$1,206,246

SCHEDULE IV
Permanent Waiver of Senior Unsecured Note Purchase Agreement

          PERMANENT WAIVER AND AMENDMENT NO. 2, dated as of August 22, 2008 (this “Permanent Waiver and Amendment”), among CAMBIUM LEARNING, INC., a Delaware corporation and successor to VSS-Cambium Merger Corp. (“Company”), VSS-CAMBIUM HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), TCW/CRESCENT MEZZANINE PARTNERS IV, L.P., as Administrative Agent, and the Required Note-Holders, in each case listed on the signature pages hereto, to the Note Purchase Agreement dated as of April 12, 2007 (as waived and amended by the Temporary Waiver and Amendment (“Amendment No. 1”), dated as of May 20, 2008, such Amendment No. 1 as extended by the letter agreement dated July 15, 2008 (“Letter Agreement”), and as further amended, supplemented, amended and restated, extended or otherwise modified from time to time, the “Purchase Agreement”) among Company, Holdings, each purchaser from time to time party thereto (collectively, the “Purchasers” and individually, a “Purchaser”) and TCW/CRESCENT MEZZANINE PARTNERS IV, L.P., as administrative agent (in such capacity, “Administrative Agent”) for the Purchasers. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.
          WHEREAS, at the request of the Issuer Parties, the Administrative Agent and the Required Note-Holders have agreed to make certain amendments to and waive certain defaults by the Company of its obligations under the Purchase Agreement, but only on the terms and conditions set forth in this Permanent Waiver and Amendment.
          NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
          Section 1. Waivers. Subject to the satisfaction of the conditions set forth in Section 5 of this Permanent Waiver and Amendment, with respect to any Defaults or Events of Default set forth on Schedule I hereto (the “Schedule I Defaults”), the Required Note-Holders hereby waive such Schedule I Defaults; provided that if Company has not complied in all material respects with the covenant set forth in Section 6(e) hereto, all waivers hereby shall be immediately rescinded and the Schedule I Defaults shall be immediately reinstated with full force and effect. Notwithstanding anything herein to the contrary, any material new information and/or material change in existing information provided to the Purchasers or the Administrative Agent prior to the date hereof, in each case with respect to the Schedule I Defaults waived hereby, may be the basis for any new Defaults or Events of Default.
          Section 2. Amendment to the Purchase Agreement. In connection with the waivers set forth in Section 1 above, from and after the Permanent Amendment Effective Date (as defined below), the Purchase Agreement shall be deemed modified to reflect the following:
          (i) Section 1.1 of the Purchase Agreement is amended by including the following defined terms therein in appropriate alphabetical order:
“Escrow and Settlement Agreement” shall mean the Escrow Settlement, Release, and Indemnity Agreement dated as of July 10, 2008 by and among

Holdings, Company, VSS-Cambium Settlement Fund, LLC, Whitney & Co., LLC, Whitney V, L.P. and the other persons party thereto.
“Insolvency or Liquidation Proceeding” shall mean, collectively, (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets and liabilities of the Company, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to Company or with respect to any substantial part of its assets, (c) any liquidation, dissolution or winding up of Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Company, and (e) Company ceases to operate its business.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Permanent Amendment Effective Date” shall mean August 22, 2008.
“Permanent Waiver and Amendment” shall mean the Permanent Waiver and Amendment No. 2 which amends this Agreement, dated as of the Permanent Amendment Effective Date, among the Company, Holdings, the Administrative Agent and the Purchasers party thereto.
“Ratings” shall mean, as of any date of determination, the corporate family ratings level assigned to Company as determined and published by Moody’s and S&P, as applicable.
“S&P” shall mean Standard & Poor’s Rating Services, a Division of the McGraw Hill Companies, Inc.
“Windle Matter Event” shall mean any indemnity payment, insurance payment or any other payment or recovery (including, without limitation, recoveries from Jeffrey S. Windle’s estate) arising from or related to any judgment, arbitration, order, decree, settlement negotiation or other proceeding, whether criminal or civil in nature, in connection with the theft, fraud, malfeasance and other conduct committed by Jeffrey S. Windle or any other person involved in such conduct against the Issuer Parties.
          (ii) Section 1.1 of the Purchase Agreement is amended by amending or restating the following defined terms as follows:
               (a) the definition of “Consolidated EBITDA” shall be amended by deleting the word “and” at the end of clause (x)(ii)(l) and adding new clauses (x)(ii)(m) and (x)(ii)(n) as follows: “(m)(A) all losses incurred for such period in respect of any Windle Matter Event (and/or the underlying embezzlement related thereto) and which shall not exceed $1,801,000 in the

2

aggregate after December 31, 2007 and (B) all fees and expenses incurred for such period in respect of any Windle Matter Event (and/or the underlying embezzlement related thereto) not to exceed $9.5 million, and (n) the fees paid under Sections 5(c) and 8 of the Permanent Waiver and Amendment (and such substantially similar fees paid pursuant to that certain amendment and waiver to the Senior Credit Agreement dated as of the Permanent Amendment Effective Date) and the cost of funds paid under item 3 of Schedule I to the Permanent Waiver and Amendment not in excess of $125,000, and”
          (b) the definition of “Extraordinary Event” shall be amended and restated in its entirety as follows:
“Extraordinary Event” shall mean any purchase price adjustment, indemnity payment, pension plan revision or a Windle Matter Event. For the avoidance of doubt, “Extraordinary Event” shall not include a Casualty Event.”
          (c) the definition of “Net Cash Proceeds” shall be amended by amending and restating subsection (d) of such definition as follows:
“(d) with respect to any Extraordinary Event (including, without limitation, a Windle Matter Event), the cash proceeds or other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collections of such proceeds, awards or other compensation in respect of such Extraordinary Event.”
          (iii) Section 8.1(b) of the Purchase Agreement is amended by deleting the word “and” at the end of clause (iii), adding the word “and” at the end of clause (iv) and adding a new clause (v) as follows:
          “(v) any public announcement by Moody’s or S&P of any change or possible change in a Rating.”
          (iv) Section 8.2(a)(xv) of the Purchase Agreement is amended and restated as follows:
“(xv) (x) from the Permanent Amendment Effective Date until the date Section 6(d) of the Permanent Waiver and Amendment has been satisfied in all respects, unsecured Indebtedness of any Company in an aggregate amount not to exceed $8.0 million at any time outstanding; provided that such Indebtedness shall be evidenced by a note in form and substance as set forth in Exhibit I to the Limited Waiver and Amendment with modifications to such terms, if any, not more adverse to the interest of the Purchasers than any other Indebtedness incurred under this clause (o) and

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outstanding on May 20, 2008 (including, without limitation, the subordination of such Indebtedness to the Obligations) nor more favorable to the creditors of any other Indebtedness of any Company than to the Purchasers hereunder; provided, further, that such Indebtedness shall only accrue interest (including any default interest) in the form of pay-in-kind interest and such Indebtedness shall not have any sinking fund or other principal payment and shall not be redeemable or prepayable without the prior written consent of the Required Note-Holders and (y) thereafter, unsecured Indebtedness of any Company in an aggregate amount not to exceed $5.0 million at any time outstanding; provided, however, that (a) upon the occurrence of an Insolvency or Liquidation Proceeding, all Obligations shall be paid in full in cash prior to any payment, whether in cash or in kind, by offset, securities or any other property, being made on account of such Indebtedness (provided that, if the Equity Investors are the holders of such unsecured Indebtedness, nothing herein shall prohibit or prevent the Equity Investors from converting such Indebtedness into or exchanging such Indebtedness for Qualified Capital Stock of Holdings); (b) the cash portion payable with respect to such Indebtedness shall not accrue at an interest rate in excess of 10% per annum and (c) such Indebtedness shall not be on terms more favorable to the creditors of any other Indebtedness of the Issuer Parties than to the Purchasers hereunder.”
          (v) Schedule 5.21 to the Purchase Agreement is amended by including therein the Escrow and Settlement Agreement.
          Section 3. Amendment to Notes.
          (a) In connection with and in consideration of the waivers and amendments set forth above, from and after the date hereof, Section 2(a) of each Note is hereby amended so that the Company promises to pay interest on the Accreted Principal Amount (as defined in the Notes) of such Note at the rate of thirteen and three-quarters percent (13.75%) per annum (“Interest Rate”) on the same dates and on the same conditions as set forth in the Notes and three and three-quarters percent (3.75%) per annum of the Interest Rate shall constitute the PIK Amount; provided, however, if the Total Leverage Ratio exceeds 5.5 to 1.0, the Interest Rate then in effect shall be increased by one-half of one percent (0.50%) (with such increase to be added to the PIK Amount) until the second day following receipt of the financial statements and certificates required by Sections 8.1(a)(i) or 8.1(a)(ii) and 8.1(a)(iv) of the Purchase Agreement indicating that the Total Leverage Ratio no longer exceeds 5.5 to 1.0. Notwithstanding the foregoing, (x) from the date hereof to the date of the delivery of the financial statements and certificates required by Sections 8.1(a)(i) or 8.1(a)(ii) and 8.1(a)(iv) of the Purchase Agreement for the fiscal period ended at least three months after the date the covenants in Section 6 of the Permanent Waiver and Amendment are satisfied and (y) at all times during which the Issuer Parties have failed to deliver the financial statements and certificates required by Sections 8.1(a)(i) or 8.1(a)(ii) and 8.1(a)(iv), respectively, the Leverage Ratio shall be deemed to be in

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excess of 5.5 to 1.0. In addition, from and including September 5, 2008 and until but excluding the date Section 6(a) of the Permanent Waiver and Amendment has been satisfied in all material respects, the Interest Rate then in effect shall be increased by one percent (1.0%) (with such increase to be added to the PIK Amount). For the avoidance of doubt, if on September 5, 2008, Section 6(a) of the Permanent Waiver and Amendment has not been satisfied in all material respects, the Interest Rate shall be equal to fifteen and one-quarter percent (15.25%) per annum with the PIK Amount being equal to five and one-quarter percent (5.25%) per annum.
          (b) Section 2(b) of each Note is hereby amended and restated as follows:
     “(b) Notwithstanding subsection (a) of this Section 2, but subject to applicable law, upon and during the occurrence of an Event of Default, the Accreted Principal Amount of this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the applicable interest rate in effect hereunder plus two percent (2%) (or 1% to the extent such Event of Default relates solely to the failure of the Company to comply with Section 6(a) of the Permanent Waiver and Amendment) (and interest shall be paid entirely in cash and no PIK Amount shall be added to the Accreted Principal Amount of this Note in respect of such interest). In addition, any overdue interest on this Note shall bear interest, payable on demand in immediately available funds, at a rate equal to the applicable interest rate in effect hereunder plus two percent (2%) (or 1% to the extent such Event of Default relates solely to the failure of the Company to comply with Section 6(a) of the Permanent Waiver and Amendment) (and interest shall be paid entirely in cash and no PIK Amount shall be added to the Accreted Principal Amount of this Note in respect of such interest).”
          Section 4. Representations and Warranties. Company represents and warrants to the Purchasers as of the date hereof that:
          (a) The execution, delivery and performance of this Permanent Waiver and Amendment have been duly authorized by all necessary corporate action by Company, and (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (ii) will not violate the Organizational Documents of any Issuer Party, (iii) will not violate any Requirement of Law, (iv) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Issuer Party or its property, or give rise to a right thereunder to require any payment to be made by any Issuer Party, and (v) will not result in the creation or imposition of any Lien on any property of any Issuer Party, except Permitted Liens;
          (b) This Permanent Waiver and Amendment constitutes the legal, valid and binding obligations of Company and Holdings enforceable against Company and the other Issuer Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
          (c) On and as of the Permanent Amendment Effective Date (giving effect to this Permanent Waiver and Amendment), each of the representations and warranties made by any Issuer Party contained in Article 5 of the Purchase Agreement and each other Transaction

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Document is true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects on and as of the Permanent Amendment Effective Date (giving effect to this waiver) as if made on and as of such date and except to the extent that such representations and warranties specifically relate to an earlier date);
          (d) On and as of the Permanent Amendment Effective Date (giving effect to this Permanent Waiver and Amendment), Company and the other Issuer Parties represent and warrant that no other event has occurred that would give rise to a mandatory prepayment event under Section 5 of the Notes and, other than the Net Cash Proceeds from the Escrow and Settlement Agreement applied to prepay the Tranche B Loan (as defined in the Senior Credit Agreement) in accordance with Section 6(e) below, there are no other proceeds from any source which are subject to the mandatory prepayment provisions of Section 5 of the Notes, except in each case as set forth on Schedule II hereto;
          (e) Company has delivered to the Administrative Agent and the Required Note-Holders (i) the draft consolidated financial statements of Holdings and the footnotes thereto for the fiscal year ended December 31, 2007 as attached on Schedule III hereto, (ii) the revised summary forecast of the financial performance of Holdings, Company and their Subsidiaries and (iii) the final report dated August 5, 2008 prepared by FTI Consulting, Inc., relating to the fraud and malfeasance perpetrated by Jeffrey S. Windle against Holdings and its Subsidiaries (the “FTI Report”); and
          (f) At the time of and after giving effect to this Permanent Waiver and Amendment, no Default or Event of Default has occurred and is continuing.
          Section 5. Conditions. This Permanent Waiver and Amendment shall become effective as of the date (the “Permanent Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been (or is or will be substantially concurrently therewith) satisfied:
          (a) The Administrative Agent (or its counsel) shall have received from each of Company, Holdings and the Required Note-Holders either (i) a counterpart of this Permanent Waiver and Amendment signed on behalf of Company, Holdings and the Required Note-Holders or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission or other electronic communication permitted under the Purchase Agreement of a signed signature page of this Permanent Waiver and Amendment) that each of Company, Holdings and the Required Note-Holders have signed a counterpart of this Waiver and Amendment;
          (b) The Administrative Agent and the Required Note-Holders shall have received evidence satisfactory to the Administrative Agent that the Company and the Required Lenders (as defined in the Senior Credit Agreement) shall have entered into a permanent waiver and amendment of the Senior Credit Agreement in form and substance as set forth on Schedule IV hereto; and

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          (c) Company shall have paid to the Administrative Agent, for the benefit of each Purchaser who consents to this Permanent Waiver and Amendment on or prior to 5:00 p.m. on August 27, 2008, a fee (in immediately available funds) on the Permanent Amendment Effective Date in an amount equal to 50 basis points of each such Purchaser’s outstanding principal balance of Notes as of the Business Day ending immediately prior to the Permanent Amendment Effective Date.
          Section 6. Covenants.
          (a) On or prior to October 31, 2008, Company shall have delivered, and the Administrative Agent and the Required Note-Holders shall have received, reviewed and be satisfied with the consolidated financial statements of Holdings for the fiscal year ended December 31, 2007 accompanied by an unqualified audit opinion of Ernst & Young LLP (the “Audited Financial Statements”) which shall not differ in any materially adverse respect from the draft financial statements and footnotes thereto for the fiscal year ended December 31, 2007 set forth on Schedule III hereto.
          (b) On or prior to the later of (i) September 12, 2008 and (ii) the date of the delivery of the Audited Financial Statements, Company shall have delivered, and the Administrative Agent and the Required Note-Holders shall have received a management report, a narrative report, management’s discussion and analysis and all other deliverables required under Sections 8.1(a)(i), (iv) and (ix).
          (c) No later than September 12, 2008, Company shall have delivered and the Administrative Agent and the Required Note-Holders shall have received (x) the unaudited consolidated financial statements of Holdings for the fiscal quarter ended June 30, 2008 and (y) all other deliverables required to be delivered in accordance with Sections 8.1(a)(ii) and (iv) of the Purchase Agreement for such fiscal period and the failure to have delivered such items by the date sets forth in the Purchase Agreement shall not constitute an Event of Default.
          (d) No later than three Business Days after the date hereof, all subordinated Indebtedness held by Equity Investors shall have been converted into Qualified Capital Stock of Holdings (provided that the terms of such Qualified Capital Stock shall not require any dividends, payments or other distributions of cash or property other than payments in kind, in each case prior to the payment in full of all obligations under the Loan Documents) and no Indebtedness shall be outstanding under Section 8.2(a)(xv) of the Credit Agreement. For the avoidance of doubt, the amount of such subordinated Indebtedness converted shall have been not more than $7,000,000 and upon the satisfaction of this clause (d), all such subordinated Indebtedness shall be deemed to have been repaid in full and retired on June 30, 2008.
          (e) No later than three Business Days after the date hereof, Company shall have received, in immediately available funds, Net Cash Proceeds (which, for the avoidance of doubt, shall not include the fees and expenses incurred with respect to a Windle Matter Event) from the Escrow and Settlement Agreement in an aggregate amount of not less than $23.0 million, and such Net Cash Proceeds shall have been immediately applied to prepay the Tranche B Loan (as defined in the Senior Credit Agreement) in reverse order of the prepayments required

7

under Section 2.09 of the Credit Agreement and otherwise in accordance with the terms of the second paragraph of Section 2.10(i) and Section 2.10(j) of the Credit Agreement.
          Section 7. Event of Default. The failure of Company to comply with Section 6 hereto (other than clause (c) which shall have the applicable grace period afforded to such deliverable by the Purchase Agreement) shall constitute an immediate Event of Default under the Purchase Agreement.
          Section 8. Expenses. Company agrees to promptly reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Permanent Waiver and Amendment, including the reasonable fees, charges and disbursements of Loeb & Loeb LLP.
          Section 9. Counterparts. This Permanent Waiver and Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Permanent Waiver and Amendment by facsimile transmission or electronic email affirmation shall be effective as delivery of a manually executed counterpart hereof.
          Section 10. Applicable Law; Jurisdiction; Consent to Service of Process. THIS PERMANENT WAIVER AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The waiver of venue, waiver of jury trial, jurisdiction and consent to service of process provisions set forth in Sections 12.8 and 12.9 of the Purchase Agreement are hereby incorporated by reference, mutatis mutandis, in this Permanent Waiver and Amendment.
          Section 11. Headings. The headings of this Permanent Waiver and Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
          Section 12. Effect of Permanent Waiver and Amendment. Except as expressly set forth herein, this Permanent Waiver and Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Purchasers or the Administrative Agent under the Purchase Agreement or any other Transaction Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Purchase Agreement or any other provision of the Purchase Agreement or any other Transaction Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Amendment No. 1 and the Letter Agreement shall each hereby be superseded in their entirety by this Permanent Waiver and Amendment and each of Amendment No. 1 and the Letter Agreement are of no further force or effect. By executing and delivering a copy hereof, each applicable Issuer Party hereby agrees and confirms that all Obligations shall be guaranteed and secured pursuant to the Transaction Documents as provided therein.

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          IN WITNESS WHEREOF, the parties hereto have caused this Permanent Waiver and Amendment to be duly executed as of the date first above written.

CAMBIUM LEARNING, INC.
By:	/s/ Eric Van Ert
	Name:	Eric Van Ert
	Title:	Secretary

VSS-CAMBIUM HOLDINGS, LLC
By:	/s/ Eric Van Ert
	Name:	Eric Van Ert
	Title:	Secretary

ADMINISTRATIVE AGENT:

TCW/CRESCENT MEZZANINE
PARTNERS IV, L.P.

By: TCW/Crescent Mezzanine
Management IV, L.L.C., its Investment
Manager

By: TCW/Asset Management Company,
its Sub-Advisor

By:	/s/ Joseph Kaufman
Name: Joseph Kaufman
Title:

By:	/s/ Joseph Kaufman
Name: Joseph Kaufman
Title:

10

PURCHASERS:

TCW/CRESCENT MEZZANINE
PARTNERS IV, L.P.

By: TCW/Crescent Mezzanine
Management IV, L.L.C., its Investment
Manager

By: TCW/Asset Management Company,
its Sub-Advisor

By:	/s/ Joseph Kaufman
Name: Joseph Kaufman
Title:

TCW/CRESCENT MEZZANINE
PARTNERS IVB, L.P.

By: TCW/Crescent Mezzanine
Management IV, L.L.C., its Investment
Manager

By: TCW/Asset Management Company,
its Sub-Advisor

By:	/s/ Joseph Kaufman
Name: Joseph Kaufman
Title:

11

MAC CAPITAL, LTD.

By: TCW Advisors, Inc., as attorney-in-fact

By:	/s/ Julia K. Haramis

Name: Julia K. Haramis
Title: Vice President

By:	/s/ [ILLEGIBLE]

Name:
Title:

12

NEW YORK LIFE INVESTMENT
MANAGEMENT MEZZANINE PARTNERS II, LP

By: NYLIM Mezzanine Partners II GenPar, LP
Its: General Partner

By: NYLIM Mezzanine Partners II GenPar GP, LLC
Its: General Partner

By:	/s/ James M. Barker, V
Name: James M. Barker, V
Title: Executive Vice President

NYLIM MEZZANINE PARTNERS II PARALLEL FUND, LP

By: NYLIM Mezzanine Partners II GenPar, LP
Its: General Partner

By: NYLIM Mezzanine Partners II GenPar GP, LLC
Its: General Partner

By:	/s/ James M. Barker, V

Name: James M. Barker, V
Title: Executive Vice President

GOLDENTREE CAPITAL SOLUTIONS FUND FINANCING By: GoldenTree Asset Management, LP
By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director — Bank Debt

GOLDENTREE CAPITAL OPPORTUNITIES, LP By: GoldenTree Asset Management, LP
By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director — Bank Debt

GOLDENTREE CAPITAL SOLUTIONS OFFSHORE FUND FINANCING By: GoldenTree Asset Management, LP
By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director — Bank Debt

SCHEDULE I
1.	The Events of Default that have occurred due to the breach of Sections 5.4, 5.14, 5.21, 8.1(a)(i), 8.1(a)(ii), 8.1(a)(iii), 8.1(a)(iv),
8.1(a)(ix), 8.1(b)(i) and 8.1(g) of the Purchase Agreement resulting from the theft, fraud and malfeasance of Jeffrey S. Windle as disclosed by Holdings to the Purchasers in the FTI Report, or with respect to Sections 8.1(a)(i), (ii), (iii), (iv) and (ix), for all deliveries of financial statements for the periods ending from December 31, 2007 through and including June 30, 2008 and any management reports, certificates and other documents or information to be delivered concurrently therewith.

2.	Any Event of Default that has occurred from the delivery of financial statements pursuant to Section 8.1(a)(ii) and (iii) of the Purchase Agreement to the extent such Events of Default relate to footnotes excluding the impact of the investigation into the into the theft, fraud and malfeasance of Jeffrey S. Windle.

3.	Any Event of Default that would occur under Sections 5(b) and 5(c) of the Notes and Sections 8.2(a)(xv), 8.2(d), 8.2(h) and 8.2(i) as a result of (i) any conversion of subordinated Indebtedness in accordance with Section 6(d) of this Permanent Waiver and Amendment, (ii) the payment or reimbursement of any cost of funds to Equity Investors not in excess of $125,000 relating to subordinated Indebtedness described in Section 6(d) of this Permanent Waiver and Amendment or (iii) reimbursement to Equity Investors of fees and expenses paid by Equity Investors on behalf of Companies or any other Issuer Party related to a Windle Matter Event not to exceed the total amount of fees and expenses set forth in clauses (m)(B) and (n) of the definition of Consolidated EBITDA.

SCHEDULE II
Proceeds of Recoveries from the Estate of Jeffrey S. Windle
     Recoveries from proceeds of Jeffrey S. Windle’s estate, including without limitation, houses, cars, boats and bank accounts by any Company or in connection with the foreclosure proceeding brought by VSS-Cambium Maritime, LLC, an affiliate of Company. Upon the receipt of such recoveries or the consummation of such foreclosure proceeding, the Net Cash Proceeds therefrom (x) to the extent such recovery is not made by Borrower, will be promptly contributed to Company, and (y) and will be promptly applied in accordance with the terms of the Purchase Agreement (after giving effect to the Permanent Waiver and Amendment).

SCHEDULE III
Draft Consolidated Financial Statements and Footnotes Thereto
for the Fiscal Year Ended December 31, 2007

SCHEDULE IV
Permanent Waiver of Senior Credit Agreement